As Filed with the Securities and Exchange Commission on November 17, 2008
Registration Nos. 333-      , 333-      , 333-      , 333-      ,333-      ,333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progress Energy, Inc.
Progress Energy Capital Trust I
Progress Energy Capital Trust II
Progress Energy Capital Trust III
Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.
Florida Power Corporation d/b/a Progress Energy Florida, Inc.
(Exact name of registrant as specified in its charter)
	North Carolina Delaware Delaware Delaware North Carolina Florida (State of incorporation)	56-2155481 56-6573406 56-6573407 56-6573408 56-0165465 59-0247770 (I.R.S. Employer Identification No.)

Registrants other than Florida Power Corporation: 410 South Wilmington Street Raleigh, North Carolina 27601 (919) 546-6111	Florida Power Corporation: 299 First Avenue North St. Petersburg, Florida 33701 (727) 820-5151
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARK F. MULHERN
Senior Vice President and Chief Financial Officer
410 South Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

TIMOTHY S. GOETTEL, ESQ. Hunton & Williams LLP 421 Fayetteville Street Mall Raleigh, North Carolina 27601 (919) 899-3000	E.N. ELLIS, IV, ESQ. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Progress Energy, Inc.	Large Accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
Progress Energy Capital Trust I	Large Accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐
Progress Energy Capital Trust II	Large Accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐
Progress Energy Capital Trust III	Large Accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐
Carolina Power & Light Company	Large Accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐
Florida Power Corporation	Large Accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units(6) and Guarantees(7) of Progress Energy, Inc.		(1)(2)		(3)
Common Stock of Progress Energy, Inc. (for issuance under the Progress Energy Investor Plus Plan)	39,000,000	$39.1950(2)(4)	$1,528,605,000(4)	$60,075(5)
Trust Preferred Securities of Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III		(1)(2)		(3)
First Mortgage Bonds, Senior Notes, Debt Securities and Preferred Stock of Carolina Power & Light Company		(1)(2)		(3)
First Mortgage Bonds, Debt Securities and Preferred Stock of Florida Power Corporation		(1)(2)		(3)

(1) Omitted pursuant to Form S-3 General Instruction II.E.

(2) Such indeterminate number or amount of each identified class is being registered as may from time to time be sold or resold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. The securities registered also include such unspecified amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such debt securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act, except for $238,569 that has already been paid as follows: (i) $62,498 that has already been paid with respect to $679,327,000 aggregate principal amount of securities that are not yet sold which were previously included on the Company’s and the Trusts’ Registration Statement on Form S-3 filed March 31, 2006 (No. 333-132879, -01, -02 and -03); (ii) $19,874 paid with respect to $156,861,941 aggregate offering amount of securities not yet sold that were previously registered on Progress Energy, Inc.’s Registration Statement on Form S-3 filed April 22, 2004 (No. 333-114237); (iii) $79,447.50 paid with respect to $675,000,000 aggregate principal amount of securities not yet sold that were previously registered on Carolina Power & Light Company’s Registration Statement on Form S-3 filed December 22, 2005 (No. 333-126966); and (iv) $76,750 paid with respect to $2,750,000,000 aggregate principal amount of securities not yet sold that were previously registered on Florida Power Corporation’s Registration Statement on Form S-3 filed January 7, 2008 (No. 333-148040). Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fees payable pursuant to this Registration Statement. $60,075 of these previously paid fees are being used to offset the registration fees for 39,000,000 shares of Common Stock of Progress Energy, Inc. being registered hereunder, for issuance pursuant to the Progress Energy Investor Plus Plan, as described in footnote (5) below.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, upon the basis of the average of the high and low sale prices as reported on the New York Stock Exchange on November 14, 2008, which average was $39.1950.

(5) Registration fees are being offset in reliance upon Rule 457(p) under the Securities Act against fees previously paid as noted above in Note 3.

(6) Each stock purchase unit of Progress Energy, Inc. consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Progress Energy, Inc. and (b) a beneficial interest in either debt securities, trust preferred securities, preferred stock or debt obligations of either Progress Energy, Inc. or third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests. Includes an indeterminate number of shares of common stock to be issued by Progress Energy, Inc. upon settlement of the stock purchase contracts.

(7) No separate consideration will be received for the guarantees by Progress Energy, Inc.

Explanatory Note

This registration statement contains four (4) separate prospectuses:

1.       The first prospectus relates to the offering by (i) Progress Energy, Inc. of Senior Debt Securities, Junior Subordinated Debentures, Common Stock (without par value), Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and Guarantees and by (ii) Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III of their Trust Preferred Securities, which will be guaranteed by Progress Energy, Inc.

2.       The second prospectus relates to the offering by Progress Energy, Inc. of its Common Stock (without par value) under its Investor Plus Plan, a direct stock purchase and dividend reinvestment plan.

3.       The third prospectus relates to the offering by Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a direct, wholly-owned subsidiary of Progress Energy, Inc., of its First Mortgage Bonds, Senior Notes, Debt Securities and Preferred Stock.

4.       The fourth prospectus relates to the offering by Florida Power Corporation d/b/a Progress Energy Florida, Inc., an indirect, wholly-owned subsidiary of Progress Energy, Inc., of its First Mortgage Bonds, Debt Securities and Preferred Stock.

PROSPECTUS

Progress Energy, Inc.
Senior Debt Securities
Junior Subordinated Debentures
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Guarantees

Progress Energy Capital Trust I
Progress Energy Capital Trust II
Progress Energy Capital Trust III
Trust Preferred Securities
Guaranteed by Progress Energy, Inc.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange and trades under the ticker symbol “PGN.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 17, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we and the Trusts (as defined below) may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units and Guarantees. The Trusts may offer their preferred securities, which we refer to in this prospectus as the Trust Preferred Securities. We will guarantee the Trusts’ obligations under the Trust Preferred Securities as described in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we or the Trusts may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We were incorporated in August 1999 under the laws of the State of North Carolina. We operate primarily through regulated utility businesses, which include:

•	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”), a regulated public utility founded in 1908, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 34,000 square mile service area in portions of North Carolina and South Carolina; and

•	Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 20,000 square mile service area in portions of Florida.

Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is (919) 546-6111.

Unless the context requires otherwise, references in this prospectus to the terms “Progress Energy,” “we,” “us,” “our” and other similar terms mean Progress Energy, Inc.

THE TRUSTS

Each of Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III, each of which we refer to in this prospectus as a “Trust,” is a statutory business trust formed under Delaware law by us, as trust sponsor, and BNY Mellon Trust of Delaware (as successor to Bank One Delaware, Inc.), which serves as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The principal place of business of each of the Trusts is c/o Progress Energy, Inc., 410 South Wilmington Street, Raleigh, North Carolina 27601.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of any offered securities:

•	to finance our subsidiaries’ construction and maintenance programs;

•	to finance future acquisition of other entities or their assets;

•	to refund, repurchase, retire or redeem outstanding indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by federal government or agency obligations, or we may deposit the proceeds with banks.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

2.68x	2.62x

For the Twelve Months Ended December 31
2007	2006	2005	2004	2003

2.62x	2.08x	2.11x	2.23x	2.06x

These computations include us and our subsidiaries, and certain other companies in which we hold an equity interest. We define “earnings” as income from continuing operations before income taxes and minority interest plus fixed charges less capitalized interest. We define “fixed charges” as the sum of interest on long-term debt, other interest, an imputed interest factor included in rentals, and preferred dividend requirements of subsidiaries.

As of September 30, 2008, we had no preferred stock outstanding.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “PGN.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, information about us and our SEC filings is available on our web site at http://www.progress-energy.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that, unless we specifically state otherwise, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, also referred to as our “2007 Form 10-K.” (The financial statements included in the 2007 Form 10-K have been revised in Exhibit 99 to the Form 8-K dated November 6, 2008 to reflect the retrospective implementation of Financial Accounting Standards Board Staff Position FIN 39-1 and our previously disclosed correction of errors in presentation in Note 23 and Note 24. These revisions had no effect on the reported net income for any of the periods presented.)

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008.

•	Our Current Reports on Form 8-K filed February 28, March 20, May 14, June 26, August 28, September 15, September 19, October 6, October 31 and November 6, 2008.

•	The description of our Common Stock included under the heading “Description of Holdings Capital Stock” in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost by writing or calling us at the following address:

Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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RISK FACTORS

Investing in our securities involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors described in our 2007 Form 10-K, which is incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic and current reports, which are also incorporated by reference into this prospectus, and future supplements hereto. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed in our 2007 Form 10-K and the other information in this prospectus, any supplement hereto as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus, any supplement hereto, any free writing prospectus and the documents incorporated by reference herein or therein contain or will contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this prospectus, any supplement hereto, and any free writing prospectus and in the documents incorporated by reference herein or therein that are not historical facts are forward looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005 (EPACT);

•	the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates;

•	our ability to meet current and future renewable energy requirements;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact on our facilities and businesses from a terrorist attack;

•	weather and drought conditions that directly influence the production, delivery and demand for electricity;

•	recurring seasonal fluctuations in demand for electricity;

•	the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

•	economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets;

•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;

•	our ability, and the ability of our subsidiaries, to control costs, including operation and maintenance expense (O&M) and large construction projects;

•	the ability of our subsidiaries to pay upstream dividends or distributions to us;

•	the length and severity of the current financial market distress that began in September 2008;

•	the ability to successfully access capital markets on favorable terms;

•	the stability of commercial credit markets and our access to short-term and long-term credit;

•	the impact that increases in leverage may have on us and our subsidiaries;

•	the ability of us and our subsidiaries to maintain current credit ratings and the impact on our financial condition and ability to meet cash and other financial obligations in the event our credit ratings, or those of our subsidiaries, are downgraded;

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•	our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K (Section 29/45K);

•	the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans;

•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and

•	unanticipated changes in operating expenses and capital expenditures.

Many of these risks similarly impact our subsidiaries.

These and other risk factors are detailed from time to time in our filings with the SEC. Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section in our most recent annual report on Form 10-K, which is updated for material changes, if any, in our other SEC filings. You should carefully read these risk factors. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor on us and our subsidiaries.

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DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under the Indenture (for Debt Securities), dated February 15, 2001, between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Initial Senior Indenture”) and/or one or more additional indentures between us and a trustee or trustees we will identify (the “Additional Senior Indentures”). We will issue the Junior Subordinated Debentures in one or more series under one or more Subordinated Indentures between us and a trustee we will identify. The Initial Senior Indenture, the Additional Senior Indentures and the Subordinated Indentures are called Debt Securities Indentures. We have summarized the Debt Securities Indentures below. The term Debt Securities Trustee refers to the Trustee under a Debt Securities Indenture. This prospectus describes certain general terms of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Initial Senior Indenture and the form of Debt Securities Indenture (for Additional Senior Indentures and Subordinated Indentures) are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Initial Senior Indenture and the form of Debt Securities Indenture for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Initial Senior Indenture and the form of Debt Securities Indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the Initial Senior Indenture and the form of Debt Securities Indenture, unless otherwise defined below.

General

The Senior Debt Securities offered by this prospectus will be our direct unsecured general obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures offered by this prospectus will be our unsecured obligations and will be junior in right of payment to our Senior Indebtedness, as described below under the heading “ Subordination of Junior Subordinated Debentures.”

The information that we are providing you in this prospectus concerning the Debt Securities Indentures and related documents is only a summary of the information provided in those documents. You should consult the Debt Securities themselves, the Debt Securities Indentures, any supplemental indentures and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file later with the SEC and that will be incorporated by reference into this prospectus.

Because we are a holding company that conducts all of its operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of September 30, 2008, on a consolidated basis (including securities due within one year), we had approximately $11.1 billion of outstanding debt, of which approximately $8.0 billion was subsidiary debt. Unless otherwise specified in a prospectus supplement, the Debt Securities Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

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Provisions of a Particular Series

You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information, as applicable:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

—	the date from which any interest will accrue;

—	the dates on which we will pay interest; and

—	the record date for any interest payable on any interest payment date;

•	the place where

—	the principal of, premium, if any, and interest on the Debt Securities will be payable;

—	you may register transfer of the Debt Securities;

—	you may exchange the Debt Securities; and

—	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if other than the principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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•	whether we are issuing the Debt Securities as global securities, and if so,

—	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—	any limitations on the right to obtain definitive certificates for the Debt Securities; and

—	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount to their principal amount or may be denominated in a currency other than United States dollars. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than United States dollars.

Subordination of Junior Subordinated Debentures

The Junior Subordinated Debentures will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Junior Subordinated Debentures may be made if:

•	any Senior Indebtedness is not paid when due and that default continues without waiver, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Except as otherwise defined in a prospectus supplement, the term “Senior Indebtedness” means:

•	obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, us

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—	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Junior Subordinated Debentures and the Guarantees); or

—	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments;

•	obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	obligations for claims, as defined in Section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	obligations of the type referred to in each of the preceding bullet-points of another person the payment of which we have guaranteed or are responsible or liable for, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Indenture or subsequently incurred by us.

Any of the foregoing will not be Senior Indebtedness if it is by its terms subordinate or junior in right of payment to any other indebtedness of ours or equal in right of payment to the Junior Subordinated Debentures.

The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Additional Terms of Junior Subordinated Debentures

The prospectus supplement applicable to any Junior Subordinated Debentures we offer will describe the material terms and offering prices of those Junior Subordinated Debentures, including those issued in connection with the issuance of Trust Preferred Securities.

Form, Exchange and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which

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any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by us by mail not less than 30 nor more than 60 days prior to the redemption date.

Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

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For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

—	is organized and validly existing under the laws of any domestic jurisdiction;

—	expressly assumes by supplemental indenture our obligations under the Debt Securities and under the applicable indentures;

•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

“Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Securities of that series within 30 days;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any sinking fund payment, if any, on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

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The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all (or any part of) the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay

—	all overdue interest on all Debt Securities of the particular series;

—	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

—	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

—	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

For more information, see Section 903 of the applicable Debt Securities Indenture.

Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

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The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

•	to change any place where

—	the principal of and any premium and interest on any Debt Securities are payable,

—	any Debt Securities may be surrendered for registration of transfer or exchange

—	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

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The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected, change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

—	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—	reduce any premium payable upon the redemption of the Debt Securities;

—	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

—	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

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A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

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Global Securities

We may issue some or all of the Debt Securities of any series as global securities, or Global Debt Securities. We will register each Global Debt Security in the name of a depositary identified in the applicable prospectus supplement. The Global Debt Securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the applicable indenture.

As long as the depositary or its nominee is the registered holder of a Global Debt Security, that person will be considered the sole owner and holder of the Global Debt Security and the securities represented by it for all purposes under the securities and the applicable indenture. Except in limited circumstances, owners of a beneficial interest in a Global Debt Security:

•	will not be entitled to have the Global Debt Security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the Global Debt Security; and

•	will not be considered to be the owners or holders of the Global Debt Security or any securities represented by it for any purposes under the securities or the applicable indenture.

We will make all payments of principal and any premium and interest on a Global Debt Security to the depositary or its nominee as the holder of the Global Debt Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

Ownership of beneficial interests in a Global Debt Security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a Global Debt Security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Debt Security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any applicable indenture; or

•	any agent of any of the above.

The applicable Debt Securities Indenture provides that if:

•	the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days;

•	the depositary ceases to be eligible under the Debt Securities Indenture and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

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the Global Debt Securities will be exchanged for Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The depositary will provide to the Debt Securities Trustee the name or names in which the Debt Securities Trustee is to register these definitive Debt Securities. For more information, see Section 203 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The Trusts may from time to time offer under this prospectus Trust Preferred Securities. When the Trusts offer to sell a particular series of Trust Preferred Securities, we will describe the material terms of that series in a prospectus supplement. The original trust agreement for each of the Trusts will be amended and restated, effective when the securities of each Trust are initially issued. Such amended and restated trust agreement for each of the Trusts will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement, the Trust Preferred Securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement. Each Trust has filed a form of trust agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Trust Agreement for provisions that may be important to you.

DESCRIPTION OF GUARANTEES

We may from time to time offer under this prospectus Guarantees of securities issued by the Trusts or any of our subsidiaries. When we issue any Guarantees, we will describe the material terms of those Guarantees in a prospectus supplement. A form of Guarantee Agreement with respect to Trust Preferred Securities is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Guarantee Agreement for provisions that may be important to you.

DESCRIPTION OF CAPITAL STOCK

The following summary of the characteristics of our capital stock is qualified in all respects by reference to our articles of incorporation and bylaws, each as amended, copies of which are on file with the SEC. Our amended and restated articles of incorporation, as amended, are filed as Exhibit 3(a)(1) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, Exhibit 3b(1) to our Annual Report on Form 10-K for the year ended December 31, 2001 and Exhibit 3.A to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Our current bylaws are filed as Exhibit 3.B to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Reference is also made to the laws of the State of North Carolina. Our authorized equity capitalization consists of 500,000,000 shares of Common Stock, no par value per share, and 20,000,000 shares of Preferred Stock, no par value per share. As of September 30, 2008, 262,849,656 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.

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Preferred Stock

Our board of directors has the authority under a “blank check” provision in our articles to issue, without any vote or action by the Progress Energy shareholders, shares of Preferred Stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption including sinking fund provisions liquidation preferences and the number of shares constituting any series. The Progress Energy board of directors may also fix the voting rights, if any, of a series, except that it does not have authority under the “blank check” provision to issue Preferred Stock with more than one vote per share. There were no shares of Preferred Stock outstanding as of September 30, 2008, and there are no existing agreements or understandings for the designation of any series of Preferred Stock or the issuance of preferred shares.

Common Stock

This description of the Common Stock assumes that no Preferred Stock is issued and outstanding and that the Progress Energy board of directors has not determined the rights and preferences of any shares of Preferred Stock. The rights and preferences of the Common Stock, as generally described below, may change in relation to any shares of Preferred Stock that might be issued in the future.

Exchange Listing

Our outstanding shares of Common Stock are listed on the New York Stock Exchange under the symbol “PGN.” Any additional Common Stock we issue will also be listed on the NYSE.

Par Value

The Common Stock does not have a stated par value. A designated par value is not required under North Carolina law.

Dividends

Subject to the prior rights, if any, of holders of Preferred Stock, holders of Common Stock are entitled to any dividends that might be declared by Progress Energy’s board of directors. Progress Energy may purchase or otherwise acquire outstanding shares of Common Stock out of funds or other property legally available for this purpose.

Holders of Common Stock may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, holders of Common Stock may not receive dividends until we have satisfied our obligations to any holders of Preferred Stock. Under certain circumstances, any debt instrument may restrict our ability to pay cash dividends.

Voting Rights and Cumulative Voting

Each share of Common Stock is entitled to one vote in the election of directors and all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock do not have cumulative voting rights for the election of directors. Consequently, the holders of more than 50% of the shares of Common Stock voting can elect all of Progress Energy’s directors, and in this event the holders of the remaining shares of Common Stock voting — less than 50% — would not have sufficient votes to elect any directors. Notwithstanding the foregoing, if the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality vote.

Preemptive Rights

The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock or other securities of Progress Energy.

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Redemption and Conversion

Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities or property.

Fully Paid

All outstanding shares of Common Stock are fully paid and non-assessable. Any additional Common Stock we issue will also be fully paid and non-assessable.

Other Rights

We will notify holders of Common Stock of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, holders of Common Stock will share equally in the assets remaining after we pay our creditors and holders of Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may from time to time offer under this prospectus Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of units (“Stock Purchase Units”) consisting of a Stock Purchase Contract and a beneficial interest in our other securities or securities of third parties. When we issue Stock Purchase Contracts or Stock Purchase Units, we will describe their material terms in a prospectus supplement.

PLAN OF DISTRIBUTION

We and the Trusts may sell the securities:

•	through underwriters or dealers;

•	directly through a limited number of institutional or other purchasers or to a single purchaser;

•	through agents; or

•	by any other legal means.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents, and the respective amounts underwritten by each;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which we may list any offered securities.

We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus

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supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Agents and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 6, 2008, for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2008 and the adoption of new accounting principles in 2007 and 2006, and (2) express an unqualified opinion on our internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless the applicable prospectus supplement provides otherwise, Frank A. Schiller, of our legal department, and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the offered securities for us, and Richards, Layton & Finger P.A., special Delaware counsel to the Trusts and for us, will issue such opinions for the Trusts. Unless the applicable prospectus supplement provides otherwise, any underwriters or agents will be advised on issues relating to any offering by their own legal counsel, Dewey & LeBoeuf LLP of New York, New York. Hunton &Williams LLP and Dewey & LeBoeuf LLP will rely on Richards, Layton & Finger P.A. as to matters of Delaware law with respect to the Trusts. As of September 30, 2008, Mr. Schiller beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of the total outstanding common stock. Mr. Schiller is acquiring additional shares of our Common Stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

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PROSPECTUS
Progress Energy, Inc.

PROGRESS ENERGY INVESTOR PLUS PLAN

Direct Stock Purchase and Dividend Reinvestment Plan

The Progress Energy Investor Plus Plan provides a simple and convenient way for current and potential investors to purchase shares of our Common Stock. The Plan also provides holders of our Common Stock and holders of preferred stock of our subsidiary companies with a simple and convenient method of purchasing shares of our Common Stock through the reinvestment of their quarterly dividends. The Plan offers:

•	Automatic reinvestment of some or all of your cash dividends.

•	Initial purchase of Common Stock or purchase of additional shares of Common Stock.

•	“Safekeeping” in book-entry form of your Common Stock at no cost.

This prospectus relates to 39,000,000 shares of our Common Stock. This Plan amends and restates our prior Direct Stock Purchase and Dividend Reinvestment Plan. Current Plan participants will automatically continue to participate in the Plan.

You do not have to be a current shareholder to participate in the Plan. You can purchase your first shares of our Common Stock by making an initial investment of not less than $250 and not more than $25,000. In certain circumstances, we may permit greater investments.

Shares purchased for participants’ accounts under the Plan will be purchased on the open market by our Plan Administrator, Computershare Trust Company, N.A., (“Computershare”) or acquired directly from us as original issue shares.

The purchase price of the shares of Common Stock purchased on the open market under the Plan will be the weighted average price (including processing fees) of all shares acquired by the Independent Agent (as described below) for the Plan during an Investment Period (as described below).

The purchase price of original issue shares of Common Stock issued and sold by us under the Plan in connection with dividend reinvestments and optional purchases up to the maximum monthly amount will be the average of the high and low sale prices for the Common Stock on the New York Stock Exchange (“NYSE”) Composite Transaction Report on the Investment Date or Dividend Payment Date (as described below). The purchase price of shares of Common Stock sold by us pursuant to Requests for Waiver (as described below) will be the volume weighted average price of our Common Stock over a pricing period (as described below).

Our Common Stock is listed on the NYSE and trades under the ticker symbol “PGN.”

Investing in our Common Stock involves risks. Before buying our Common Stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2008.

RISK FACTORS	1
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS	2
OUR BUSINESS	4
USE OF PROCEEDS	4
WHERE YOU CAN FIND MORE INFORMATION	4
DOCUMENTS INCORPORATED BY REFERENCE	4
COMMON QUESTIONS ABOUT THE PLAN	5
PROGRESS ENERGY INVESTOR PLUS PLAN	6
Plan Administration	6
Enrollment	7
Dividend Reinvestment	8
Optional Cash Investments	9
Purchase of Shares	12
Sale of Shares	13
Safekeeping of Stock Certificates in Book-Entry Form	14
Gifts or Transfers of Shares	14
Issuance of Certificates	15
Pledging of Shares	15
Statements of Account	15
Summary of Participation Fees	16
Termination of Participation	16
Death of a Plan Participant	17
Other Information About the Plan	17
U.S. FEDERAL INCOME TAX INFORMATION	18
PLAN OF DISTRIBUTION	18
EXPERTS	19
LEGAL MATTERS	19
EX-4(A)(2)
EX-4.B.2
EX-4.C.2
EX-5.A.1
EX-5.A.2
EX-5.B
EX-5.C
EX-12.A
EX-12.B
EX-12.C
EX-23.A.1
EX-23.A.2
EX-23.B.1
EX-23.C.1
EX-25.A.1
EX-25.B.1
EX-25.B.2
EX-25.B.3
EX-25.B.4
EX-25.C.1
EX-25.C.2

No person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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RISK FACTORS

Investing in our Common Stock involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”), which is incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic and current reports, which are also incorporated by reference into this prospectus, and future supplements hereto. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our Common Stock, you should carefully consider the risks discussed in our 2007 Form 10-K and the other information in this prospectus, any supplement hereto as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our Common Stock and your investment therein.

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus, any supplement hereto, any free writing prospectus and the documents incorporated by reference herein or therein contain or will contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this prospectus, any supplement hereto, and any free writing prospectus and in the documents incorporated by reference herein or therein that are not historical facts are forward looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005 (EPACT);

•	the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates;

•	our ability to meet current and future renewable energy requirements;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact on our facilities and businesses from a terrorist attack;

•	weather and drought conditions that directly influence the production, delivery and demand for electricity;

•	recurring seasonal fluctuations in demand for electricity;

•	the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

•	economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets;

•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;

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•	our ability, and the ability of our subsidiaries, to control costs, including operation and maintenance expense (O&M) and large construction projects;

•	the ability of our subsidiaries to pay upstream dividends or distributions to us;

•	the length and severity of the current financial market distress that began in September 2008;

•	the ability to successfully access capital markets on favorable terms;

•	the stability of commercial credit markets and our access to short-term and long-term credit;

•	the impact that increases in leverage may have on us and our subsidiaries;

•	the ability of us and our subsidiaries to maintain current credit ratings and the impact on our financial condition and ability to meet cash and other financial obligations in the event our credit ratings, or those of our subsidiaries, are downgraded;

•	our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K (Section 29/45K);

•	the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans;

•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and

•	unanticipated changes in operating expenses and capital expenditures.

Many of these risks similarly impact our subsidiaries.

These and other risk factors are detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”). Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section in our most recent annual report on Form 10-K, which is updated for material changes, if any, in our other SEC filings. You should carefully read these risk factors. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor on us and our subsidiaries.

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OUR BUSINESS

We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We were incorporated in August 1999 under the laws of the State of North Carolina. We operate primarily through regulated utility businesses, which include:

•	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a regulated public utility founded in 1908, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 34,000 square mile service area in portions of North Carolina and South Carolina; and

•	Florida Power Corporation d/b/a Progress Energy Florida, Inc., a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 20,000 square mile service area in portions of Florida.

Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is (919) 546-6111. References in this prospectus to “Progress Energy,” “we,” “us,” “our” or similar terms mean Progress Energy, Inc.

USE OF PROCEEDS

If we issue original shares of Common Stock to purchasers under the Plan, we will use the proceeds from the sale for general corporate purposes. If shares are purchased by the Independent Agent in the open market, we will not receive any proceeds.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our Common Stock is listed on the NYSE under the ticker symbol “PGN.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, information about us and our SEC filings is available on our web site at http://www.progress-energy.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that, unless we specifically state otherwise, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, also referred to as our “2007 Form 10-K.” (The financial statements included in the 2007 Form 10-K have been revised in Exhibit 99 to the Form 8-K dated November 6, 2008 to reflect the retrospective implementation of Financial Accounting Standards Board Staff Position FIN 39-1 and our previously disclosed correction of errors in presentation in Note 23 and Note 24. These revisions had no effect on the reported net income for any of the periods presented.)

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•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008.

•	Our Current Reports on Form 8-K filed on February 28, March 20, May 14, June 26, August 28, September 15, September 18, October 6, October 31 and November 6, 2008.

•	The description of our Common Stock included in our Registration Statement on Form 8-A (File No. 1-15929), dated June 6, 2000, and included under the heading “Description of Holdings’ Capital Stock” in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost by writing or calling us at the following address:

Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

COMMON QUESTIONS ABOUT THE PLAN

1.	Who is eligible to participate in the Plan?

The persons eligible to participate in the Plan include: all U.S. citizens; corporations, partnerships or other entities incorporated or domiciled in the U.S.; and our existing shareholders. Persons who are not U.S. citizens may also participate in the Plan under certain circumstances. See “Enrollment” on page 8.

2.	How do I enroll in the Plan?

If you do not currently own any of our Common Stock, you can join the Plan by completing an Enrollment Form and returning it with an initial cash investment of at least $250 to the Plan Administrator, or you can enroll online at www.computershare.com/investor. If you already own our Common Stock and are a shareholder of record on our books, you may join the Plan by completing an Enrollment Form, indicating your reinvestment election and returning it to the Plan Administrator. See “Enrollment” on page 8.

3.	May I reinvest the dividends on my Common Stock if I enroll in the Plan?

Yes. You may elect to have all or a portion of the cash dividends on your Common Stock automatically reinvested toward the purchase of additional shares of our Common Stock. See “Dividend Reinvestment” on page 8.

4.	May I purchase additional shares of Common Stock through the Plan from time to time?

Yes. You may invest up to $25,000 each month in shares of Common Stock. The minimum initial cash investment is $250, and any subsequent optional cash investment, once you have enrolled in the Plan, must be no less than $50.

Optional investments in excess of $25,000 per month may be made only after submission to us of a written request, which we refer to as a “Request for Waiver,” and after we have given our written approval, which we may

5

grant or refuse to grant in our sole discretion. You may make optional investments occasionally or at regular intervals, as you desire. See “Optional Cash Investments” on page 9.

5.	Does the Plan account for fractional shares?

Yes. Your optional cash investments and reinvested dividends will be fully invested, and your account will be credited with the appropriate number of shares, including fractional shares.

6.	Does the Plan provide a “safekeeping” service?

Yes. You may deposit certificates representing our Common Stock into your Plan account for “safekeeping,” so that the shares will instead be accounted for in book-entry form. You can elect this service without participating in any other feature of the Plan. There is no fee for this service. See “Safekeeping of Stock Certificates in Book-Entry Form” on page 14.

7.	May I sell the shares I hold in the Plan?

Yes. You may sell any or all of the shares of Common Stock that are credited to your Plan account. You may sell shares either by a market order or a batch order. For a batch order sale, a processing fee and any required tax withholdings or transfer taxes will be deducted from the proceeds that you receive from the sale. In addition to the aforementioned, a market order sale will also incur a sales fee that will be deducted from the proceeds that you receive. For additional information on whether to sell your shares through a market order or a batch order see “Sale of Shares” on page 13.

8.	May I gift or transfer shares from my plan account?

Yes. You may transfer all or a portion of the shares in your Plan account to another person, whether or not that person is a participant in the Plan. If that person is not a participant, you must transfer a whole number of shares (not fractional shares). There is no fee for this service. See “Gifts or Transfers of Shares” on page 15.

9.	Will I receive a statement of my account?

Yes. You will receive a statement shortly after every transaction in your Plan account. Plan account transactions include, but are not limited to, initial or optional cash investments, reinvestment of dividends and deposits, transfers or withdrawals of shares. You may also request a statement for your account at any time by contacting the Plan Administrator. See “Statements of Account” on page 16.

10.	What are the fees when I participate in the Plan?

If you make an initial investment, an optional cash investment or acquire shares through dividend reinvestment, there may be processing fees and fees for the acquisition of shares. There are no fees if we satisfy the requirements of Plan participants by issuing original issue shares of Common Stock. If we satisfy the requirements of Plan participants by purchasing shares of Common Stock in the open market through an Independent Agent, there is a processing fee. If you sell shares held in your Plan account, a processing fee will be deducted from the net proceeds. Certain other special fees, such as a $25 fee for returned checks, may also apply. See “Summary of Participation Fees” on page 16.

PROGRESS ENERGY INVESTOR PLUS PLAN

Plan Administration

We have designated Computershare Trust Company, N.A. (“Computershare”) as Plan Administrator for the Plan. The Plan Administrator will receive optional cash investments, direct the purchase and sale of shares of Common Stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

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The Plan Administrator also serves as transfer agent, registrar and dividend paying agent for our Common Stock.

The Plan Administrator will also appoint an Independent Agent to act on behalf of Plan participants in buying Common Stock in the open market. The Independent Agent will also sell shares of Common Stock held in the Plan for Plan participants. See “Purchase of Shares” on page 13 and “Sale of Shares” on page 13.

Inquiries: Plan Administrator Computershare. You should contact Computershare with questions concerning the Plan or about your account, as follows:

Toll-free: 1-866-290-4388 Customer service representatives are available Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, except on market holidays.

In writing:	Progress Energy Investor Plus Plan c/o Computershare Trust Company, N.A. P. O. Box 43078 Providence, RI 02940-3078

On the internet: www.computershare.com/investor

Inquiries: Progress Energy, Inc. Shareholder Relations. To request information about us, or if you have any comments regarding the Plan, you should contact Progress Energy, Inc. Shareholder Relations:

By phone: (919) 546-3014

In writing:	Progress Energy, Inc. Shareholder Relations P. O. Box 1551 Raleigh, NC 27602-1551

By fax: (919) 546-2859

By Email: shareholder.relations@pgnmail.com

Initial and Optional Cash Investments. Send initial cash investments of at least $250 to:

Progress Energy Investor Plus Plan
c/o Computershare Trust Company, N.A.
P. O. Box 43078
Providence, RI 02940-3078

Send optional cash payments of at least $50 per payment to:

Progress Energy Investor Plus Plan
c/o Computershare Trust Company, N.A.
P.O. Box 6006
Carol Stream, IL 60197-6006

Make your check payable to Computershare - Progress Energy in U.S. dollars drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. For subsequent optional cash investments, please use the cash investment form attached to your statement to facilitate processing.

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Enrollment

You are eligible to participate in the Plan if you are a U.S. citizen; corporation, partnership or other entity incorporated or domiciled in the U.S.; or one of our existing shareholders. Any person who is not a U.S. citizen may also participate in the Plan if there are no laws or governmental regulations that would prohibit such person from participating or that would affect the terms of the Plan. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

If you do not currently own any of our Common Stock or preferred stock of one of our subsidiaries, you may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator together with a check payable to Computershare-Progress Energy in the amount of at least $250 or enroll online at www.computershare.com/investor. Any initial investment greater than $25,000 will require you to submit to us a Request for Waiver and to receive our prior approval, which we may grant or refuse to grant in our sole discretion.

All checks must be in U.S. dollars and drawn on a U.S. bank. There is no initial enrollment fee. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. After the initial shares are purchased, a statement will be mailed to you.

If you already own our Common Stock or preferred stock of one of our subsidiaries and the shares are registered in your name, you may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator or by contacting the Plan Administrator at 1-866-290-4388. You can also enroll online at www.computershare.com/investor.

If your shares are held in a brokerage, bank or other intermediary account (i.e., in “street name”), you may participate in the Plan by either instructing your broker, bank or other intermediary account to have your shares transferred into your name and then enrolling in the Plan, or requesting that your broker, bank or other intermediary account participate in the Plan on your behalf. You should review this prospectus thoroughly before enrolling in the Plan.

Dividend Reinvestment

Options. The Enrollment Form allows you to choose one of the three options listed below regarding your dividends. If not otherwise specified on the appropriate form, your account will automatically be set up for full dividend reinvestment. You can change your reinvestment decision at any time by notifying the Plan Administrator.

An initial investment option or an investment option change may not apply to a particular dividend if your Enrollment Form is not received by the Plan Administrator prior to the record date for that dividend. The dividend record date (the date on which a person or entity must be a registered shareholder of our Common Stock in order to receive dividends) is currently on or about the 10th day of January, April, July and October, but you are encouraged to call the Plan Administrator to determine the exact date.

Your dividend options under the plan are:

•	Full Dividend Reinvestment: The cash dividends, minus any withholding tax, on all shares registered in your name in stock certificate form and/or credited to your account will automatically be fully reinvested in additional shares of our Common Stock.

•	Partial Dividend Reinvestment: This option allows you to receive a check or electronic deposit of cash dividends, minus any withholding tax, based on a specified number of full shares registered in your name in stock certificate form and/or credited to your account. The cash dividend on the remaining shares will be reinvested in additional shares of our Common Stock. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

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•	Cash Dividends: None of your cash dividends will be reinvested. You will receive a check or electronic deposit for the full amount of cash dividends, minus any withholding tax, paid on the shares registered in your name in stock certificate form and/or credited to your Plan account.

Purchases of shares of Common Stock made with reinvested dividends will begin three business days before the Dividend Payment Date and will continue until all purchases for that Dividend Payment Date are completed. Shares of Common Stock purchased on the open market will be credited to participating accounts as of the last day on which all purchases for the Dividend Payment Date are completed. Shares issued and sold by us will be credited on the Dividend Payment Date.

Deposit Cash Dividends Electronically. If you choose partial dividend reinvestment or full cash payout of dividends, you can have your cash dividends deposited directly into your bank account, instead of receiving a check by mail. To have your dividends deposited electronically, you must complete and return an Enrollment Form, which can be obtained from the Plan Administrator by calling 1-866-290-4388, or you can enroll online at www.computershare.com/investor. Please allow 30 days from the date of receipt of the completed form for the direct deposit to be established. You may also change your designated bank account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing or online at www.computershare.com/investor.

Optional Cash Investments

You can purchase shares of our Common Stock by using the Plan’s optional cash investment feature. To purchase shares using this feature, you must invest at least $50 at any one time (at least $250 for an initial investment if you are not already a shareholder), but you cannot invest more than $25,000 monthly, except as described below under “Optional Investments Over Maximum Monthly Amount.” Any optional cash investment of less than $50 (or less than $250 for an initial investment if you are not already a shareholder) and the portion of any optional cash investment or investments totaling more than $25,000 monthly, except for optional investments made pursuant to Requests for Waiver approved by us, will be returned to you without interest. You have no obligation to make any optional cash investments under the Plan.

Investment Dates. Purchases of shares of Common Stock made with initial cash payments from enrolling investors and with optional cash payments from current shareholders will begin on an Investment Date which will be the 1st and 15th of each month (if this date is not a trading day on the NYSE, then the Investment Date will be the next trading day), except that an Investment Date for optional cash investments pursuant to Requests for Waiver that we have approved will occur only once a month, if at all, on a day that we set at the beginning of the month.

The Plan Administrator must receive optional cash investments, other than optional investments pursuant to Requests for Waiver, no later than two business days before the Investment Date for those investments to be invested in our Common Stock beginning on that Investment Date. Otherwise, the Plan Administrator may hold those funds and invest them beginning on the next Investment Date. No interest will be paid on funds held by the Plan Administrator pending investment. Accordingly, you may wish to transmit any optional cash investments so that they reach the Plan Administrator shortly—but not less than two business days—before the Investment Date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any cash payment up to five business days prior to the Investment Date by sending a written request to the Plan Administrator.

Method of Payment. Your payment options under the Plan are as follow:

•	By Check: You may make optional cash investments up to the maximum monthly amount by sending the Plan Administrator a check in U.S. dollars drawn on a U.S. bank and made payable to Computershare - Progress Energy. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks. To facilitate processing of your investment,

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please use the payment form attached to your statement. Mail your investment and payment form in the envelope provided.

•	By Online Investment: You may make optional cash investments online through the Investor Centre section of the Plan Administrator’s web site, www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your bank account.

•	By Automatic Withdrawal from Your Bank Account: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing and submitting to the Plan Administrator an Enrollment Form, or you can enroll online at www.computershare.com/investor. This feature enables you to make ongoing investments without writing checks. Funds will be deducted from your account on the 23rd day of each month. If this date is not a trading day on the NYSE, then the funds will be deducted on the next trading day. Those funds will be invested beginning on the next Investment Date. To be effective for a given month, a new Enrollment Form for automatic bank draft must be received by the Plan Administrator before the last business day of the prior month. You must notify the Plan Administrator in writing at least seven business days before the next scheduled cash withdrawal to change or terminate an automatic withdrawal.

A $25 fee will be assessed if any check or deposit is returned unpaid, or if an automatic withdrawal from your bank account fails due to insufficient funds. This fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. The Plan Administrator will consider the respective request for optional investment null and void and will immediately remove any shares already credited to your account in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

Optional Investments Over Maximum Monthly Amount. Optional cash investments in excess of $25,000 per month (including any initial investments in excess of $25,000) may be made only by investors that submit Requests for Waiver that are approved by us. Any investor that submits a Request for Waiver that is not already a Plan participant and whose Request for Waiver is approved by us must submit a completed Enrollment Form along with the investor’s optional investment payment.

We may not accept Requests for Waiver each month. Investors who wish to make optional investments in excess of $25,000 per month should telephone us on the first day of the month at (919) 546-7753 to determine (by a prerecorded message) if we are accepting Requests for Waivers that month. We must receive a Request for Waiver no later than 2:00 p.m., Eastern Time, on the second business day prior to the first business day of the relevant pricing period, and the Plan Administrator must receive good funds relating to such Request for Waiver by wire transfer no later than 2:00 p.m. Eastern Time on the first business day prior to the first day of the applicable pricing period.

For optional cash investments that exceed $25,000 per month, we must receive any Requests for Waiver by facsimile at fax number (919) 546-7826 no later than 2:00 p.m. Eastern Time on the second business day before the first day of the relevant “pricing period,” as described below. We will notify any investors whose Requests for Waiver have been approved of such approvals by 9:00 a.m. Eastern Time on the first business day before the first day of the applicable pricing period.

We have sole discretion to grant or to refuse to grant a Request for Waiver. In deciding whether to grant a Request for Waiver, we will consider relevant factors, including:

•	whether the Plan is then purchasing newly issued shares of our Common Stock or is purchasing shares of our Common Stock in the open market;

•	our need for additional funds;

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•	the attractiveness of obtaining those funds through the sale of our Common Stock under the Plan in comparison to other sources of funds;

•	the purchase price likely to apply to any sale of our Common Stock under the Plan;

•	the party submitting the request, including the extent and nature of that party’s prior participation in the Plan and the number of shares that party holds of record; and

•	the aggregate amount of optional investments in excess of $25,000 for the month for which Requests for Waiver have been submitted.

If Requests for Waiver are submitted for any Investment Date for a total amount greater than the amount we are then willing to accept, we may honor those requests on any basis that we, in our sole discretion, consider appropriate.

Pricing Period. The purchase price of shares of our Common Stock purchased pursuant to a Request for Waiver will be determined using the NYSE volume weighted average price, rounded to four decimal places, of our Common Stock obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time (through and including the NYSE closing price) for each trading day during the relevant “pricing period” assuming the threshold price is met each day, less any applicable waiver discount as described below, calculated pro rata on a daily basis. You should telephone us at (919) 546-7753 and listen to the prerecorded message for information on how many days are in the pricing period. For example, if a cash investment of $10 million is made pursuant to an approved Request for Waiver for a pricing period of 10 trading days, the total number of shares that an investor will purchase on each trading day will be calculated by taking a pro rata portion of the total cash investment for each day of the pricing period, which would be $1 million, and dividing it by the NYSE volume weighted average price, rounded to four decimal places, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time for each such day of the pricing period, less any applicable waiver discount. On the last day of the pricing period, or the last day of any extended pricing period, if applicable, the total investment amount of $10 million will be divided by the total number of shares assigned to each of the 10 days (assuming the threshold price is met) to establish the per share purchase price. Any applicable waiver discount will be applied to the per share purchase price. The allocation of the shares will occur as soon as practicable, but no later than five business days after the Investment Date, which is the last day of the pricing period or any extended pricing period.

The Plan Administrator will apply all optional investments pursuant to Requests for Waiver that are approved by us and that are received by the Plan Administrator by wire transfer on or before 2:00 p.m. Eastern Time on the first business day before the first day of the relevant pricing period to the purchase of shares of our Common Stock on each trading day of the applicable pricing period. All such optional investments received after 2:00 p.m. Eastern Time on the first business day before the first day of the relevant pricing period will be returned without interest.

Threshold Price. We may, in our sole discretion, establish for any pricing period a “threshold price” applicable to optional investments made pursuant to Requests for Waiver. The threshold price will be the minimum price applicable to purchases of our Common Stock pursuant to Requests for Waiver during the applicable pricing period. At least two business days before the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will notify the Plan Administrator. We will make that determination, in our sole discretion, after a review of current market conditions, the level of participation in the Plan and our current and projected capital needs.

If established for any pricing period, the threshold price will be stated as a dollar amount that the NYSE volume weighted average price, rounded to four decimal places, of our Common Stock obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time (through and including the NYSE closing price) must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period, or there are no trades of our Common Stock reported by the NYSE for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to Requests for Waiver, and all trading prices for that day will be excluded from the determination of the

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purchase price. For example, if the threshold price is not satisfied for two of the ten trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied.

We may elect to activate for any given pricing period a pricing period extension feature that provides that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our Common Stock reported by the NYSE, subject to a maximum of five trading days. If we elect to activate the pricing period extension and if the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our Common Stock were not reported. For example, if we elect to activate the pricing period extension and the threshold price is not satisfied for three of ten trading days during an initial pricing period, the pricing period will be extended by three days. If the threshold price is satisfied on any of the next three trading days, then those conforming days will be included in the pricing period.

Assuming two of the three extended pricing period days conform to the threshold price, then only one day of ratable proceeds will be returned to you (as described below). The purchase price will be based upon nine out of ten days (all conforming trading days included in the initial and extended pricing periods).

A portion of each optional investment made pursuant to a Request for Waiver will be returned for each trading day during a pricing period or extended pricing period, if applicable, on which the threshold price is not satisfied and for each trading day on which no trades of our Common Stock are reported on the NYSE. The returned amount will equal the daily pro rata amount of the optional investment multiplied by the number of trading days that the threshold price is not satisfied or trades of our Common Stock are not reported on the NYSE. For example, if the threshold price is not satisfied or if no sales are reported for one of ten trading days in a pricing period, one-tenth of the optional investment will be returned without interest. Any uninvested funds will be returned without interest within five business days after the last day of the pricing period or, if applicable, the extended pricing period.

The establishment of the threshold price and the possible return of a portion of the investment in the event a threshold price is not satisfied apply only to optional investments made pursuant to Requests for Waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any subsequent pricing period.

We may waive our right to set a threshold price for any pricing period. Neither we nor the Plan Administrator will be required to provide any written notice of the threshold price for any pricing period.

Waiver Discount. We may, in our sole discretion, establish a “waiver discount” of up to 4% from the market price applicable to optional investments made pursuant to Requests for Waiver. The waiver discount may vary for different Investment Dates but will apply uniformly to all optional investments made pursuant to Requests for Waiver with respect to a particular Investment Date. We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions, the level of participation in the Plan and our current and projected capital needs. At least two business days before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, and will notify the Plan Administrator. Neither we nor the Plan Administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period.

You may ascertain the threshold price and the waiver discount for any given pricing period by telephoning us at (919) 546-7753 at any time after 8:00 a.m. Eastern Time on the second business day before the first day of the relevant pricing period.

Optional investments that do not exceed $25,000 per month, as well as dividend reinvestments, will not be subject to a waiver discount or a threshold price.

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Purchase of Shares

Source of Shares. Shares of Common Stock needed to meet the requirements of the Plan for optional cash investments and dividend reinvestments will either be purchased in the open market, by an Independent Agent or issued directly by us.

Pricing of Shares Purchased in the Open Market. If we elect to satisfy the requirements of the Plan participants through shares purchased in the open market, the price per share will be the weighted average price of all shares purchased by the Independent Agent for the applicable Investment Period, plus a processing fee.

Pricing of Original Issue Shares. If we elect to satisfy the requirements of the Plan participants for dividend investments or for optional investments not exceeding $25,000 per month with original issue shares, the price of such shares will be 100% of the average of the high and low sales price of our Common Stock on the NYSE Composite Transaction Report on the respective Dividend Payment Date or Investment Date. No processing fee will be charged. In the event that the Investment Date or Dividend Payment Date is not a trading day on the NYSE or no trading is reported for that trading day, we may determine the purchase price on the basis of market quotations as deemed appropriate. The price of original issue shares of Common Stock purchased pursuant to Requests for Waiver is described above under “Optional Cash Investments - Optional Investments Over Maximum Monthly Amount.”

Timing and Control. The Plan Administrator will make arrangements with an Independent Agent to use initial and optional cash investments to purchase shares of Common Stock during the relevant Investment Period, and to use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan. No interest will be paid on funds held by the Plan Administrator pending investment. The Independent Agent may commingle your funds with those of other participants in the Plan for purposes of executing purchase transactions.

Because the Plan Administrator will arrange for the purchase of shares on behalf of the Plan through an Independent Agent, neither we nor any participant in the Plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will not be able to precisely time your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of our Common Stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our Common Stock could go up or down before the Plan Administrator arranges to purchase stock with your funds. The Independent Agent will use its best efforts to apply all funds to the purchase of shares before the next Investment Date, subject to any applicable requirements of federal or state securities laws. We reserve the right to designate an exclusive broker to purchase the shares on the open market.

Sale of Shares

You can sell any number of shares held in your Plan account by notifying the Plan Administrator. You have two choices when making a sale, depending on how you submit your sale request as follows:

•	Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through the Investor Centre or by calling the Plan Administrator directly at 1-866-290-4388. Market order sale requests received at www.computershare.com/investor, through the Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Plan Administrator’s Independent Agent, less a service fee of $25 and a processing fee of $0.035 per share sold.

•	Batch Order: A batch order is an accumulation of sales requests submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal

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or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor, through Investor Centre or by calling the Plan Administrator directly at 1-866-290-4388. All sales requests received in writing will be submitted as a batch order sale. The Plan Administrator will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch orders sale requests, the Plan Administrator will seek to sell shares in rounded lot transactions. For this purpose the Plan Administrator may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by the Plan Administrator’s Independent Agent for each aggregate order placed by the Plan Administrator and executed by the Independent Agent, less a processing fee of $0.035 per share sold.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than the Plan Administrator will select the Independent Agent(s) through or from whom sales are to be made.

Because the Plan Administrator will arrange for the sale of shares through an Independent Agent, neither we nor any Plan participant has the authority or power to control either the timing or the pricing of shares sold. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our Common Stock. That is, if you send in a request for a sale, it is possible that the market price of our Common Stock could go up or down before the sale is completed. If you prefer to have control over the exact price and timing of your sale, you can choose to withdraw the shares you wish to sell and conduct the transaction through a stockbroker of your choice. See “Issuance of Certificates” on page 15.

Please note that if your total holdings fall below one share, the Plan Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable commission and fees, and close your Plan account.

Safekeeping of Stock Certificates in Book-Entry Form

Shares of our Common Stock that you buy under the Plan will be maintained in your Plan account in book-entry form. In addition, you may also deposit any other shares of our Common Stock that you hold in certificate form into the Plan for “safekeeping” to be held in book-entry form, at no cost. Deposited shares represented by Common Stock certificates will be credited to your account. Thereafter, the shares are treated in the same manner as shares purchased through the Plan, giving you the options of reinvesting your dividends and selling your shares through the Plan.

Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft or destruction of stock certificates. Certificates will be issued only upon written request to the Plan Administrator. See “Issuance of Certificates” on page 15.

To use the safekeeping service, complete the tear-off section of your account statement or write a letter of instruction and send it, along with your stock certificates, to the Plan Administrator. We recommend that securities be sent by registered mail and insured for 3% of their value. Do not endorse the certificates or complete the assignment section.

Certificates deposited for safekeeping should be sent to:

Progress Energy Investor Plus Plan
c/o Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078

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Gifts or Transfers of Shares

You can give or transfer shares from your Plan account to anyone you choose by:

•	making an initial cash investment of at least $250 to establish an account in the recipient’s name;

•	submitting an optional cash investment on behalf of an existing Plan participant in an amount not less than $50 nor more than $25,000;

•	transferring shares from your Plan account to the account of an existing Plan participant; or

•	transferring a whole number of shares from your account to a recipient outside the Plan.

You may transfer shares to the accounts of existing Plan participants or establish a new account. If your investments or transfers are made to an existing account, the dividends on the shares credited pursuant to such investments or transfers will be reinvested in accordance with the elections made on the existing account. New Plan participants may elect any of the dividend reinvestment options by completing an Enrollment Form. If you participate in dividend reinvestment and your request to transfer your shares is received after a dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as four weeks.

When authorizing a transfer of shares, you must send written instructions to the Plan Administrator, and you must have your signature on the letter of instruction medallion guaranteed by a financial institution participating in the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association or credit union. The guarantee ensures that the individual requesting the stock transfer is in fact the owner of the applicable stock. Most banks and brokers participate in the Medallion Signature Guarantee Program.

If you need additional assistance regarding the transfer of your shares, please call the Plan Administrator at 1-866-290-4388. You may also find information and obtain forms on the Plan Administrator’s web site, www.computershare.com/investor.

Issuance of Certificates

At any time, you may obtain a certificate, free of charge, for all or a part of the whole shares of Common Stock in your account upon written request to the Plan Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share will be mailed to you. The value of the check for the fractional share will be based on then current market value of the fractional share, less any processing fee and sale fee. The Plan Administrator will issue the certificate within five business days of the receipt of your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described under “Gifts or Transfers of Shares” above.

Pledging of Shares

You may not pledge shares of Common Stock held in your account as collateral. If you wish to pledge shares of Common Stock held in your account, you must request that certificates for those shares be issued. You can then deliver the certificates as collateral. See “Issuance of Certificates” above.

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Statements of Account

If you participate in dividend reinvestment, the Plan Administrator will mail you a statement after each quarterly reinvestment showing all of your year-to-date transactions (shares, amounts invested, purchase prices) and other account information. For market order sales, the time of the sale will be provided. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, the Plan Administrator will mail you a statement or notice confirming any transactions you make under the Plan. If you continue to be enrolled in the Plan, but have no transactions in a given year, you will not receive a statement. You may, however, request a statement of your account from the Plan Administrator for the current year and for statements as far back as 1993 from the Plan Administrator at any time, free of charge. There will be a $15 per year charge for duplicate statements for years prior to 1993. You may also obtain information about your account through the Investor Centre section of the Plan Administrator’s web site, www.computershare.com/investor.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Summary of Participation Fees

Enrollment Fee for New Investors	No service charge
Reinvestment of Dividends	No service charge
Optional Cash Investments	No service charge
Returned Checks	$25 per check
Purchase of Shares
Open Market	Processing fee of approximately $0.035 per share
Original Issue	No processing fee
Sale of Shares
Batch Order	Processing fee of approximately $0.035 per share
Market Order	$25 sale fee plus a processing fee of approximately $0.035 per share
Gift or Transfer of Shares	No service charge
“Safekeeping” of Stock in Book-Entry Form	No service charge
Certificate Issuance	No service charge
Duplicate Statements of Account
Current year back to 1993	No service charge
Prior to 1993	$15 per year

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The Plan Administrator will deduct the applicable fees from the funds for investment or proceeds from a sale. For more details concerning fees, see “Enrollment,” “Purchase of Shares,” “Sale of Shares” and “Statements of Account” on pages 8, 13, 13 and 16, respectively. All processing fees include the applicable brokerage commissions that the Plan Administrator is required to pay.

Termination of Participation

You may terminate your participation in the Plan at any time by either calling or delivering written instructions to the Plan Administrator. Your request must be signed by all registered holders listed on the account and received at least three days prior to the dividend record date. If your request to stop dividend reinvestment is received after that date, then the dividends related to that record date may be reinvested and the shares will be added to your Plan account. Your account may not be terminated until after it is credited with the shares resulting from the pending dividend reinvestment. Upon termination, you must elect either to receive the number of whole shares held in your account and a check for the value of any fractional share, or to have all of the shares in your account sold for you as described under “Sale of Shares” on page 13. If you elect to receive a check for the value of the fractional share, that payment will be based on then current market value of the fractional share, less any processing fee and sale fee. If you elect to receive the shares, they will be credited to an account of your designation in book-entry form (i.e., uncertificated) unless you request a certificate. The Plan Administrator will send your stock certificates and/or proceeds to you as soon as practicable.

Death of a Plan Participant

If a Plan participant dies or becomes legally incapacitated, the Plan Administrator must be notified. If the notice is received at least 30 days prior to the quarterly dividend payment date, no more purchases will be made and the account will be closed. If the notice is received later than 30 days prior to the quarterly dividend payment date, the dividends for that period will be reinvested and then the account will be closed. The legal representative of the participant should contact the Plan Administrator for specific information.

Other Information About the Plan

Stock Splits, Stock Dividends and Other Distributions. In the event dividends are paid in Common Stock, or if Common Stock is distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of the Common Stock paid or distributed. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

Voting of Shares. We will mail to you or deliver electronically at your request annual proxy materials, including a proxy card representing all shares credited to your Plan account, both full and fractional, and all shares you hold in certificate form. The proxy will be voted as indicated by you in accordance with the applicable proxy voting instructions. If you do not provide any instruction on your properly signed and returned proxy card, all of your shares will be voted in accordance with the recommendations of our management. If you do not return the proxy card or you return it unsigned, none of your shares will be voted.

Shareholder Communications. In addition to annual proxy materials, Plan participants will also receive all communications sent to holders of our Common Stock. Plan participants can also obtain current financial and other information about us by dialing (919) 546-3014 or by visiting the Investors section of our web site at www.progress-energy.com.

Liability of the Plan Administrator, the Independent Agent and Progress Energy, Inc. Neither we, the Plan Administrator nor the Independent Agent will be liable for any act performed in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for (1) failure to terminate an account upon the death of a participant prior to receiving written notice of such death, along with a request to terminate participation from a qualified representative of the deceased; (2) purchase or sale prices reflected in a participant’s Plan account or

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the dates of purchases or sales of a participant’s Plan shares; or (3) any fluctuation in the market value after purchase or sale of shares.

Plan Modification or Termination. We reserve the right to suspend, modify or terminate the Plan at anytime. You will receive notice of any such suspension, modification or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility; Termination. We reserve the right to deny, suspend or terminate participation by a Plan participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to maintain your shares in book-entry form but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon written request.

Multiple Accounts. We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We may also aggregate Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. In the event that we exercise our rights to aggregate investments and the result would be an investment in excess of $25,000 per month without a Request for Waiver approved by us, the amount in excess of $25,000 will be returned, without interest, as promptly as practicable.

Transfer Agent and Registrar. Computershare presently acts as transfer agent and registrar for our Common Stock. We reserve the right to terminate the agent and appoint another agent or administer the Plan ourselves. All participants will receive notice of any such change.

No Profit or Dividends Assured. We cannot assure you of a profit or protect you against a loss on shares of our Common Stock that you purchase or sell under the Plan. The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend on our Common Stock.

Interpretation of the Plan. Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan’s operations.

U.S. FEDERAL INCOME TAX INFORMATION

You are advised to consult your own advisor regarding the U.S. federal income tax consequences of participation in the Plan. The following summary of certain U.S. federal income tax consequences is not a comprehensive summary of all tax considerations that may be relevant to a Plan participant and is for general information only.

Your dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes just as if you actually received them in cash. You will receive from the Plan Administrator an Internal Revenue Service Form 1099-DIV indicating the amount of dividends paid to you during the year, whether or not they are reinvested, shortly after the end of the year.

If you make optional cash investments that are subject to a waiver discount, you may be treated as receiving a dividend distribution equal to the discount. The tax treatment of a waiver discount is unclear, and you should consult your tax advisor to determine how you should treat a waiver discount for tax purposes.

You will not realize a gain or loss for U.S. federal income tax purposes on the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a gain or loss on the sale of any of your shares (including the receipt of cash for a fractional share) held in the Plan. The amount of gain or loss generally will be the difference between the amount you realize from the sale of the shares and your tax basis in those shares.

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Such gain or loss on the sale of whole or fractional shares will be long-term or short-term depending on your holding period for the shares. In order to determine the tax basis of your shares acquired through the Plan, you should retain all of your transaction statements.

Your tax basis in shares acquired through the Plan, whether with reinvested dividends or with cash payments, will generally equal the amount paid for the shares, including any brokerage fee or commission, plus, to the extent applicable, the amount of any dividend that you are treated as having received as a result of any waiver discount. Your holding period for shares acquired through the Plan will begin on the day after the date the shares are credited to your account.

Dividends on your shares and proceeds from the sale of shares held in the Plan generally will be subject to backup withholding tax (currently at a rate of 28%) unless you provide a properly completed IRS Form W-9 to us or to the Plan Administrator. If you have not provided an IRS Form W-9 to us or to the Plan Administrator, you may obtain one from the Plan Administrator. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan. Any amount withheld as backup withholding tax will be allowable as a refund or credit against your U.S. federal income tax liability. Dividends paid on shares held in the Plan for participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax (currently at a rate of 30%). The withholding tax may be reduced or eliminated by treaty between the U.S. and the country in which the Plan participant resides, if the participant provides appropriate documentation to claim the benefit of the treaty. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our Common Stock in the open market or in privately negotiated transactions with third parties, we will sell directly to the Plan Administrator the shares of our Common Stock acquired under the Plan. There are no processing fees in connection with the purchases of such newly issued shares of our Common Stock.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, as amended, and may be considered to be underwriters within the meaning of the Securities Act of 1933, as amended. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions to benefit from any waiver discounts applicable to investments made pursuant to Requests for Waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our Common Stock.

Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

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In connection with any investment in which the Plan Administrator purchases shares of our Common Stock on the open market or in privately negotiated transactions with third parties, you will pay your pro rata share of all processing fees. Upon withdrawal by a participant from the Plan by the sale of shares of our Common Stock held under the Plan, the participant will receive the proceeds of that sale less a processing fee and any applicable withholdings, transfer or other taxes.

Our Common Stock may not be available under the Plan in all states. We are not making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 6, 2008, for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2008 and the adoption of new accounting principles in 2007 and 2006, and (2) express an unqualified opinion on our internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the offered securities will be passed upon for us by Hunton & Williams LLP.

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PROSPECTUS
Carolina Power & Light Company d/b/a
Progress Energy Carolinas, Inc.

First Mortgage Bonds
Senior Notes
Debt Securities
Preferred Stock

These securities are not obligations of, nor guaranteed by, Progress Energy, Inc., our corporate parent.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 17 , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: First Mortgage Bonds, Senior Notes, other Debt Securities and/or Preferred Stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a regulated public utility founded in 1908 under the laws of North Carolina. We are primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina, including a substantial portion of the coastal plain of North Carolina extending to the Atlantic coast between the Pamlico River and the South Carolina border, the lower Piedmont section of North Carolina, an area in western North Carolina in and around the City of Asheville and an area in northeastern South Carolina. All of our common stock is held by Progress Energy, Inc., a North Carolina corporation. Since 2003, we have operated our business under the assumed name Progress Energy Carolinas, Inc., although our legal name is still Carolina Power & Light Company.

Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is (919) 546-6111.

Unless the context requires otherwise, references in the prospectus to the terms “we,” “us,” “our” or other similar terms mean Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of any offered securities:

•	to finance the construction of new facilities and maintenance of existing facilities;

•	to acquire other entities or their assets;

•	to refund, repurchase, retire, redeem or reduce outstanding short-or long-term indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit or repurchase agreements collateralized by federal government or agency obligations, or we may deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

4.69x	4.48x

For the Twelve Months Ended December 31,
2007	2006	2005	2004	2003

4.55x	4.19x	4.55x	4.45x	4.59x

Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

4.58x	4.38x

For the Twelve Months Ended December 31,
2007	2006	2005	2004	2003

4.45x	4.10x	4.46x	4.36x	4.50x

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We define “earnings” as income before income taxes and cumulative effect of change in accounting principles plus fixed charges. We define “fixed charges” as the sum of interest on long-term debt, other interest and an imputed interest factor included in rentals.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filing number is 1-03382. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Additionally, information about us and our SEC filings is available on our web site at http://www.progress-energy.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that, unless we specifically state otherwise, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, also referred to as our “2007 Form 10-K.” (The financial statements included in the 2007 Form 10-K have been revised in Exhibit 99 to the Form 8-K dated November 6, 2008 to reflect the retrospective implementation of Financial Accounting Standards Board Staff Position FIN 39-1. These revisions had no effect on the reported net income for any of the periods presented.)

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008.

•	Our Current Reports on Form 8-K filed February 28, March 13, March 20, September 15, October 31 and November 6, 2008.

We frequently make our SEC filings on a joint basis with Progress Energy, Inc. (“Progress Energy”), our corporate parent, and Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), one of our affiliates. Any information included in such SEC filings that relates solely to Progress Energy or PEF is not and shall not be deemed to be incorporated by reference into this prospectus or any prospectus supplement.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Progress Energy Carolinas, Inc.
c/o Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

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RISK FACTORS

Investing in our securities involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors described in our 2007 Form 10-K, which is incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic and current reports, which are also incorporated by reference into this prospectus, and future supplements hereto. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed in our 2007 Form 10-K and the other information in this prospectus, any supplement hereto, as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus, any supplement hereto, any free writing prospectus and the documents incorporated by reference herein or therein contain or will contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this prospectus, any supplement hereto and any free writing prospectus and in the documents incorporated by reference herein or therein that are not historical facts are forward looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005 (EPACT);

•	the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates;

•	our ability to meet current and future renewable energy requirements;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact on our facilities and businesses from a terrorist attack;

•	weather and drought conditions that directly influence the production, delivery and demand for electricity;

•	recurring seasonal fluctuations in demand for electricity;

•	the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

•	economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets;

•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;

•	our ability to control costs, including operation and maintenance expense (O&M) and large construction projects;

•	the length and severity of the current financial market distress that began in September 2008;

•	the ability to successfully access capital markets on favorable terms;

•	the stability of commercial credit markets and our access to short-term and long-term credit;

•	the impact that increases in leverage may have on us;

•	our ability to maintain current credit ratings and the impact on our financial condition and ability to meet cash and other financial obligations in the event our credit ratings are downgraded;

•	the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans;

•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and

•	unanticipated changes in operating expenses and capital expenditures.

These and other risk factors are detailed from time to time in our filings with the SEC. Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section in our most recent annual report on Form 10-K, which is updated for material changes, if any, in our other SEC filings. You should carefully read these risk factors. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

We will issue First Mortgage Bonds under a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York Mellon (formerly Irving Trust Company) (the “Mortgage Trustee”) and Frederick G. Herbst (Douglas J. MacInnes, successor), as Trustees. The Mortgage and Deed of Trust is supplemented by supplemental indentures. In the following discussion, we will refer to the Mortgage and Deed of Trust and all indentures supplemental to the Mortgage and Deed of Trust together as the “Mortgage.” We will refer to all of our bonds, including those already issued and those to be issued in the future, as “First Mortgage Bonds.” As of September 30, 2008, we had approximately $3.0 billion aggregate principal amount of First Mortgage Bonds outstanding.

The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds or any particular series thereof. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for additional provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can easily locate these provisions.

Provisions of a Particular Series

The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of the First Mortgage Bonds for the following information:

•	the designation, series and aggregate principal amount of the First Mortgage Bonds;

•	the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

•	the date of maturity for the First Mortgage Bonds;

•	the rate at which the First Mortgage Bonds will bear interest and the method of determining that rate;

•	the dates on which interest is payable;

•	the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

•	the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

•	redemption terms and sinking fund provisions, if any; and

•	any other specific terms that do not conflict with the Mortgage.

For more information see Mortgage, Article II.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event we have a change in control.

Form and Exchanges

Unless otherwise specified in the applicable prospectus supplement, we will issue the First Mortgage Bonds as registered bonds without coupons. Holders may exchange them, free of charge, for other First Mortgage Bonds of different authorized denominations, in the same aggregate principal amount. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply.

Interest and Payment

The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest will be paid at The Bank of New York Mellon in New York City.

Pursuant to the Mortgage, we will pay interest on any overdue principal and, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the rate of 6% annually. For more information, see Mortgage, Section 78.

Redemption and Purchase of First Mortgage Bonds

If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least thirty (30) days notice:

•	for the sinking fund if we chose to establish a sinking fund for a designated series of First Mortgage Bonds;

•	with certain deposited cash;

•	with the proceeds of released property; or

•	at our option, unless otherwise specified in the applicable supplemental indenture and the prospectus supplement.

If we have not deposited the redemption funds with the Mortgage Trustee when we give notice of redemption, the redemption shall be subject to the deposit of those funds on or before the redemption date. Notice of redemption will not be effective unless the Mortgage Trustee has received the redemption funds.

Cash that is deposited under any Mortgage provisions may be applied to the purchase of First Mortgage Bonds of any series, with certain exceptions.

For more information, see Mortgage, Article X.

Maintenance and Replacement of Mortgaged Property

Pursuant to the Mortgage, we are required to maintain, preserve and keep the mortgaged property in good repair, working order and condition. Each calendar year, we are required to spend and/or accrue 15% of our gross operating revenues, as defined in the Mortgage, for maintenance of and replacements for the mortgaged property and certain of our automotive equipment. If we spend more for these purposes in a given year, we may credit that amount against the 15% requirement in any of the five subsequent years. If a regulatory authority does not permit us to spend and/or accrue as much as 15% of our gross operating revenues for these purposes, we will spend only the amount permitted.

For more information, see Mortgage, Section 38; Seventy-second Supplemental Indenture, Section 3.

Security

All First Mortgage Bonds are secured by the Mortgage, which constitutes, in the opinion of our counsel, a first mortgage lien on all our present properties. This lien is subject to:

•	leases of small portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business;

•	leases of certain property which we own but do not use in our electric utility business; and

•	certain excepted encumbrances, minor defects and irregularities.

This lien does not cover the following property:

•	merchandise, equipment, materials or supplies held for sale, and fuel, oil and similar consumable materials and supplies;

•	vehicles and automobiles;

•	cash, securities, receivables and all contracts, leases and operating agreements that are not pledged or required to be pledged; and

•	electric energy and other materials or products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course of business.

The Mortgage contains provisions subjecting to the lien of the Mortgage certain other property that is acquired after the date of the delivery of the Mortgage. These provisions for subjecting additional property to the lien of the Mortgage are limited in the case of consolidation, merger or sale of substantially all of our assets. For more information, see Mortgage, Article XV.

The Trustees will have a lien upon the mortgaged property, prior to the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. For more information, see Mortgage, Section 96.

Issuance of Additional First Mortgage Bonds

Generally, we may issue an unlimited principal amount of First Mortgage Bonds under the Mortgage (except as described in the next paragraph). We may issue First Mortgage Bonds of any series from time to time based on any of the following:

•	70% of property additions after adjustments to offset retirement of property;

•	retirement of First Mortgage Bonds or prior lien bonds; or

•	deposit of cash.

With certain exceptions in the case of retirement of First Mortgage Bonds or prior lien bonds, we may issue First Mortgage Bonds only if adjusted net earnings for 12 out of the preceding 15 months, before interest and income taxes, is at least twice the annual interest requirements on, or at least 10% of the principal amount of, the sum of all First Mortgage Bonds outstanding at the time, including the additional First Mortgage Bonds we may issue under this shelf registration process or other First Mortgage Bonds we may issue in the future, and all indebtedness of prior or equal rank. Adjusted net earnings is net of provision for repairs, maintenance and retirement of property equal to the maintenance and replacement fund requirements for this period. Cash deposited for the issuance of First Mortgage Bonds may be withdrawn to the extent of 70% of property additions after adjustments to offset retirement of property or retirement of First Mortgage Bonds or prior lien bonds. For further discussion, see “Modification of the Mortgage” below.

Property additions must consist of electric property, or property used or useful in connection with electric property, acquired after December 31, 1939. Property additions may not include securities, vehicles or automobiles. Pursuant to Section 5 of Article IV of the Twenty-third Supplemental Indenture, dated as of June 1, 1978, we have reserved the right to amend the Mortgage, at our sole discretion, to make available as property additions any form of space satellites, including solar power satellites, space stations and other similar facilities. We estimate that, as of September 30, 2008, approximately $5.6 billion of net property additions were available for the issuance of First Mortgage Bonds. Therefore, using the 70% test described above, the available net property additions provide a basis for issuing approximately $3.9 billion of additional First Mortgage Bonds as of September 30, 2008. As of September 30, 2008, we could issue approximately $1.5 billion based upon retirements of previously issued First Mortgage Bonds.

The Mortgage includes restrictions on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any liens. For more information, see Mortgage, Sections 4-7, 20-30 and 46; Twenty-third Supplemental Indenture, Section 5.

Dividend Restrictions

Unless otherwise specified in the prospectus supplement, in the case of First Mortgage Bonds issued under this shelf registration process, and so long as any First Mortgage Bonds are outstanding, cash dividends and distributions on our common stock, and purchases by us of our common stock, are restricted to aggregate net income available for them, since December 31, 1948, plus $3,000,000, less the amount of all preferred and common stock dividends and distributions, and all common stock purchases, since December 31, 1948.

No portion of our retained earnings at September 30, 2008 is restricted by this provision. For further discussion, see “Modification of the Mortgage” below.

Modification of the Mortgage

General

Bondholders’ rights may be modified with the consent of the holders of 662/3% of the First Mortgage Bonds. If less than all series of the First Mortgage Bonds are affected, the modification must also receive the consent of the holders of 662/3% of the First Mortgage Bonds of each series affected. In general, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification (except as noted above), is effective against any holder of the First Mortgage Bonds without that holder’s consent. For more information, see Mortgage, Article XVIII as amended in its entirety by the Seventy-second Supplemental Indenture, Section 2.

Reserved Amendments

With respect to all First Mortgage Bonds issued on or after September 1, 2003, the date of the Seventy-second Supplemental Indenture, we have reserved the right to amend the Mortgage, at our sole discretion, after all of the First Mortgage Bonds issued prior to September 1, 2003 are retired or redeemed, without the consent of the holders of the then outstanding First Mortgage Bonds for any of the following purposes:

•	to except from the lien of the Mortgage all property not funded or eligible to be funded under the Mortgage for the issuance of First Mortgage Bonds, the release of property or any other purpose under the Mortgage;

•	to ease the requirements of the net earnings test (see the first paragraph of the Section entitled “Issuance of Additional First Mortgage Bonds” above) by allowing the calculation to be made for 12 months within the last 18, rather than the last 15, months;

•	to allow the release of property from the lien of the Mortgage at cost or at the value of the property at the time it became funded property;

•	to simplify the release of unfunded property from the lien of the Mortgage, if after the release we will have at least one dollar ($1) in unfunded property remaining; and

•	to increase the amount of funded property that may be released or retired on the basis of the retirement of First Mortgage Bonds from 100% to 143% of the principal amount of such First Mortgage Bonds.

Collectively, we refer to these amendments as the “Reserved Amendments.” For more information, see Seventy-second Supplemental Indenture, Sections 3 through 9, Seventy-third Supplemental Indenture, Article II and Seventy-forth Supplemental Indenture, Article II.

As of September 30, 2008, we had outstanding approximately $1.2 billion in aggregate principal amount of First Mortgage Bonds that were issued prior to September 1, 2003.

Consents to Reserved Amendments

We issued an aggregate principal amount of $600 million First Mortgage Bonds in two series in September 2003 (the “2003 Bonds”), an aggregate principal amount of $500 million First Mortgage Bonds in two series in March 2005 (the “March 2005 Bonds”), an aggregate principal amount of $400 million in one series in November 2005 (the “November 2005 Bonds”) and an aggregate principal amount of $325 million in one series in March 2008 (the “2008 Bonds”) (the 2003 Bonds, March 2005 Bonds, November 2005 Bonds and 2008 Bonds, together, the “Consented Bonds”) in underwritten public offerings. Upon their issuance, the underwriters of the Consented Bonds, as the initial holders of the Consented Bonds, irrevocably consented to the Reserved Amendments. Such consents are binding on subsequent purchasers of Consented Bonds, including those that purchased directly from the underwriters. The Consented Bonds include an express consent to the Reserved Amendments and each current and future holder of the Consented Bonds shall be deemed to have consented to the Reserved Amendments. As of September 30, 2008, we have consents to the Reserved Amendments from approximately 61% of the First Mortgage Bonds outstanding.

In order to effectuate the Reserved Amendments, we may also solicit consents from some or all of the current holders of our First Mortgage Bonds. We also expect to seek consents from future holders concurrent with the issuance of any new series of First Mortgage Bonds to such holders.

Modification of Dividend Covenant

Additionally, we may choose to modify the dividend covenant applicable to a particular series of First Mortgage Bonds. See “Dividend Restrictions” above. The purpose for a modification of the applicable dividend covenant would be to provide that we may declare and pay dividends in cash or property on our common stock only out of surplus or out of net profits for the preceding fiscal year. Dividends may not be paid out of net profits, however, if our capital has been diminished to an extent specified in the Mortgage.

Defaults and Notice of Default

An “Event of Default” means, with respect to any series of First Mortgage Bonds, any of the following:

•	default in payment of principal of a series of First Mortgage Bonds when due and payable;

•	default for 30 days in payment of interest on a series of First Mortgage Bonds;

•	default in payment of interest on or principal of prior lien bonds continued beyond applicable grace periods, if any, specified in the prior lien securing such bond;

•	default for 60 days in payment installments of funds for retirement of First Mortgage Bonds, including the maintenance and replacement funds;

•	certain events in bankruptcy, insolvency or reorganization; and

•	default for 90 days after notice in performance of any other covenants.

For more information, see Mortgage, Section 65; Twentieth Supplemental Indenture, Article IV, Section 5.

If the Trustees deem it to be in the interest of the holders of the First Mortgage Bonds, they may withhold notice of default, except in payment of principal, interest or funds for retirement of First Mortgage Bonds. For more information, see Mortgage, Section 66; Third Supplemental Indenture, Section 15.

If a default occurs, the Trustee may (and, upon the written direction of the holders of a majority of the principal amount of outstanding First Mortgage Bonds, shall) and holders of 25% of the First Mortgage Bonds may declare all principal and interest immediately due and payable. If the default has been cured, however, the holders of a majority of the First Mortgage Bonds may annul the declaration and destroy its effect. For more information, see Mortgage, Section 67. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the holder has given the Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Trustees in writing to act and have offered the Trustees reasonable opportunity to act. For more information, see Mortgage, Section 80. The Trustees are not required to risk their funds or to incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured. For more information, see Mortgage, Section 94. Holders of a majority of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees. For more information, see Mortgage, Section 71.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

We will demonstrate compliance with Mortgage provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings certificate, or counsel regarding property titles and compliance with the Mortgage generally.

In certain significant matters, applicable law requires that an accountant or engineer must be independent. (See Section 314(d) of the Trust Indenture Act.) We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Relationship with the Mortgage Trustee

In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF SENIOR NOTES

General

We may issue one or more new series of Senior Notes under the Indenture (for Senior Notes), dated as of March 1, 1999, as supplemented and amended (the “Senior Note Indenture”), between us and The Bank of New York Mellon, as trustee (the “Senior Note Trustee”). The information we are providing you in this prospectus concerning the Senior Note Indenture and related documents is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indenture. You should consult the Senior Notes themselves, the Senior Note Indenture, any indentures supplemental to the Senior Note Indenture and other documents for more complete information on the Senior Notes. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Senior Note Indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Senior Notes. In the summary below, we have included references to applicable section numbers of the Senior Note Indenture so that you can easily locate these provisions.

Until the Release Date (defined below), all of the Senior Notes will be secured by one or more series of First Mortgage Bonds, which we will issue and deliver to the Senior Note Trustee. For more information, see “Security” and “Release Date” below.

On the Release Date, the Senior Notes

•	will cease to be secured by First Mortgage Bonds;

•	will become our unsecured obligations; and

•	will rank as equal with our other unsecured indebtedness, including senior Debt Securities.

The Senior Note Indenture provides that, in addition to the Senior Notes offered under this shelf registration process, additional Senior Notes may be issued later, without limitation as to aggregate principal amount. Before the Release Date, however, the amount of Senior Notes that we may issue cannot exceed the amount of First Mortgage Bonds that we are able to issue under the Mortgage. As of September 30, 2008, we had $400 million aggregate principal amount of Senior Notes outstanding. For more information, see “Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” above.

Provisions of a Particular Series

The Senior Notes may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of Senior Notes for the following information:

•	the title of the Senior Notes;

•	any limit on aggregate principal amount of the Senior Notes or the series of which they are a part;

•	the date on which the principal of the Senior Notes will be payable;

•	the rate, including the method of determination if applicable, at which the Senior Notes will bear interest, if any; and

—	the date from which any interest will accrue;

—	the dates on which we will pay interest; and

—	the record date for any interest payable on any interest payment date;

•	the place where,

—	the principal of, premium, if any, and interest on the Senior Notes will be payable;

—	you may register transfer of the Senior Notes;

—	you may exchange the Senior Notes; and

—	you may serve notices and demands upon us regarding the Senior Notes;

•	the Security Registrar for the Senior Notes and whether the principal of the Senior Notes is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Senior Notes;

•	the terms and conditions upon which the Senior Notes must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Senior Notes;

•	the manner in which we will determine any amounts payable on the Senior Notes which are to be determined with reference to an index or other fact or event ascertainable outside the Senior Note Indenture;

•	the currency, if other than United States currency, in which payments on the Senior Notes will be payable;

•	terms according to which elections can be made by us or the holder regarding payments on the Senior Notes in currency other than the currency in which the notes are stated to be payable;

•	the portion of the principal amount of the Senior Notes payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Senior Notes in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Senior Notes into or exchange them for our securities or those of any other entity;

•	if we issue Senior Notes as global securities,

—	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—	any limitations on the right to obtain definitive certificates for the Senior Notes; and

—	any other matters incidental to the Senior Notes;

•	whether we are issuing the Senior Notes as bearer securities;

•	any limitations on transfer or exchange of Senior Notes or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of Business Day with respect to the Senior Notes;

•	any addition to the Events of Default applicable to any Senior Notes and any additions to our covenants for the benefit of the holders of the Senior Notes;

•	if we are issuing any Senior Notes prior to the Release Date, the designation of the series of Senior Note First Mortgage Bonds (defined below) to be delivered to the Senior Note Trustee for security for the Senior Notes;

•	any other terms of the Senior Notes not inconsistent with the provisions of the Senior Note Indenture; and

•	any other collateral security, assurance or guarantee for the Senior Notes.

For more information, see Section 301 of the Senior Note Indenture.

Senior Notes may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations which may apply to Senior Notes sold at an original issue discount or denominated in a currency other than United States dollars.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the Senior Note Indenture will not afford holders of Senior Notes protection in the event we have a change in control or are involved after the Release Date in a highly-leveraged transaction.

Security

Until the Release Date, described in the following section, all of the Senior Notes will be secured by one or more series of First Mortgage Bonds, which we will issue and deliver to the Senior Note Trustee. For more information on the First Mortgage Bonds, see “Description of First Mortgage Bonds” above. When we issue a series of Senior Notes prior to the Release Date, we will simultaneously issue and deliver to the Senior Note Trustee, as security for all of the Senior Notes, a series of Senior Note First Mortgage Bonds. These First Mortgage Bonds will have the same stated interest rate — or interest calculated in the same manner — interest payment dates, stated maturity and redemption provisions, and will be in the same aggregate principal amount as the series of Senior Notes we are issuing. For more information, see Sections 401, 402 and 403 of the Senior Note Indenture. Payments we make to the Senior Note Trustee on a series of Senior Notes will satisfy our obligations with respect to the corresponding payments due on the related series of Senior Note First Mortgage Bonds.

Each series of Senior Note First Mortgage Bonds will be a series of First Mortgage Bonds, all of which are secured by a lien on certain property we own. For more discussion of the lien, see “Description of First Mortgage Bonds — Security” above. In certain circumstances prior to the Release Date, we may reduce the aggregate principal amount of Senior Note First Mortgage Bonds held by the Senior Note Trustee. In no event, however, may we reduce that amount to an amount lower than the aggregate outstanding principal amount of the Senior Notes then outstanding. For more information, see Section 409 of the Senior Note Indenture. Following the Release Date, we will close the Mortgage and not issue any additional First Mortgage Bonds under the Mortgage. For more information, see Section 403 of the Senior Note Indenture.

Release Date

On The Release Date the Senior Note First Mortgage Bonds Will No Longer Secure the Senior Notes, and the Senior Notes Will Become Our Unsecured General Obligations. For more information, see Section 407 of the Senior Note Indenture.

The “Release Date” means the date as of which all First Mortgage Bonds, other than Senior Note First Mortgage Bonds, and other than outstanding First Mortgage Bonds which do not in aggregate principal amount exceed the greater of 5% of our Net Tangible Assets or 5% of our Capitalization, have been retired through payment, redemption, or otherwise at, before or after their maturity, provided that no default or Event of Default has occurred and is continuing. In the preceding sentence the following terms have the meanings indicated:

•	“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury. Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

•	“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

The Senior Note Trustee will give the Senior Note holders notice when the Release Date occurs. See “Description of Senior Notes — Defeasance” below for a discussion of another situation in which outstanding Senior Notes would not be secured by Senior Note First Mortgage Bonds.

Form, Exchange, and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Senior Notes only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the Senior Note Indenture.

Holders may present Senior Notes for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Security Registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the Senior Note Indenture and applicable limitations for global securities. We may designate ourselves the Security Registrar.

No charge will be made for any registration of transfer or exchange of Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the Security Registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the Senior Note Indenture.

The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the Security Registrar initially designated by us for any Senior Notes. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Senior Notes of each series. For more information, see Section 702 of the Senior Note Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Senior Note or any tranche of any Senior Note during a period of 15 days immediately preceding the day of the mailing of a notice of redemption of any Senior Note called for redemption; or

•	register the transfer of, or exchange any Senior Note selected for redemption except the unredeemed portion of any Senior Note being partially redeemed.

For more information, see Section 305 of the Senior Note Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Senior Note on any interest payment date to the person in whose name the Senior Note is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the Senior Note Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Senior Notes at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Senior Note Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Senior Notes of each series. Any other Paying Agents initially designated by us for the Senior Notes of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Senior Notes of a particular series. For more information, see Section 702 of the Senior Note Indenture.

All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Senior Note which remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Senior Note may look only to us for these payments. For more information, see Section 703 of the Senior Note Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Senior Notes. Except for the provisions in the applicable prospectus supplement regarding Senior Notes redeemable at the holder’s option, Senior Notes may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all the Senior Notes of a series, or any tranche of a series, are to be redeemed, the Senior Notes to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Senior Note Trustee will select a fair and appropriate method of random selection. For more information, see Sections 503 and 504 of the Senior Note Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal and any premium and interest on the Senior Notes; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Senior Note.

For more information, see Section 504 of the Senior Note Indenture.

Consolidation, Merger, and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, substantially all of our property and assets,

—	is organized and validly existing under the laws of any domestic jurisdiction;

—	expressly assumes our obligations on the Senior Notes and under the Senior Note Indenture; and

—	prior to the Release Date, expressly assumes our obligations under the Senior Note First Mortgage Bonds and under the Mortgage;

•	immediately after the transaction becomes effective, no Event of Default, and no event which would become an Event of Default, shall have occurred and be continuing; and

•	we will have delivered to the Senior Note Trustee an officer’s certificate and opinion of counsel as provided in the Senior Note Indenture.

For more information, see Section 1201 of the Senior Note Indenture.

Events of Default

“Event of Default” under the Senior Note Indenture with respect to Senior Notes of any series means any of the following:

•	failure to pay any interest due on the Senior Notes within 30 days;

•	failure to pay principal or premium when due on a Senior Note;

•	breach of or failure to perform any other covenant or warranty in the Senior Note Indenture with respect to the particular series of Senior Notes for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Senior Note Trustee, or we and the Senior Note Trustee receive notice from the holders of at least 33% in principal amount of the Senior Notes of that series outstanding under the Senior Note Indenture according to the provisions of the Senior Note Indenture;

•	prior to the Release Date, the occurrence of a default under the Mortgage (see “Description of First Mortgage Bonds — Events of Default” above);

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 901 of the Senior Note Indenture.

An Event of Default with respect to a particular series of Senior Notes does not necessarily constitute an Event of Default with respect to the Senior Notes of any other series issued under the Senior Note Indenture.

If an Event of Default with respect to a particular series of Senior Notes occurs and is continuing, either the Senior Note Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all of the Senior Notes of that series to be due and payable immediately. If the Senior Notes of that series are discount notes or similar Senior Notes, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an Event of Default occurs and is continuing with respect to all series of Senior Notes — including all Events of Default relating to bankruptcy, insolvency or reorganization — the Senior Note Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of all series, considered together, may declare an acceleration of the principal amount of all Senior Notes. In the event of an acceleration prior to the Release Date with respect to all Senior Notes, the Trustee will make a demand for acceleration of all amounts due under all of the Senior Note First Mortgage Bonds, but this demand will only result in such an acceleration if allowed by the acceleration provisions of the Mortgage.

At any time after a declaration of acceleration with respect to the Senior Notes of a particular series, and before a judgment or decree for payment of the money due has been obtained, and before the acceleration of the Senior Note First Mortgage Bonds, the Event or Events of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Senior Note Trustee a sum sufficient to pay:

—	all overdue interest on all Senior Notes of the particular series;

—	the principal of and any premium on any Senior Notes of that series which have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Senior Notes;

—	interest upon overdue interest at the rate prescribed in the Senior Notes, to the extent payment is lawful; and

—	all amounts due to the Senior Note Trustee under the Senior Note Indenture; and

•	any other Event of Default with respect to the Senior Notes of the particular series, other than the failure to pay the principal of the Senior Notes of that series which has become due solely by the declaration of acceleration, has been cured or waived as provided in the Senior Note Indenture.

For more information, see Section 902 of the Senior Note Indenture.

The Senior Note Indenture includes provisions as to the duties of the Senior Note Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless those holders have offered to the Senior Note Trustee reasonable indemnity. For more information, see Section 1003 of the Senior Note Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Senior Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes of that series. For more information, see Section 912 of the Senior Note Indenture.

No Senior Note holder may institute any proceeding regarding the Senior Note Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Senior Note Indenture unless:

•	the holder has previously given to the Senior Note Trustee written notice of a continuing Event of Default of that particular series;

•	the holders of a majority in principal amount of the outstanding Senior Notes of all series with respect to which an Event of Default is continuing have made a written request to the Senior Note Trustee, and have offered reasonable indemnity to the Senior Note Trustee to institute the proceeding as trustee; and

•	the Senior Note Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Senior Notes of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 907 of the Senior Note Indenture.

The preceding limitations do not apply, however, to a suit instituted by a Senior Note holder for the enforcement of payment of the principal of or any premium, if any, or interest on the Senior Note on or after the applicable due date stated in the Senior Note. For more information, see Section 908 of the Senior Note Indenture.

We must furnish annually to the Senior Note Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under the Senior Note Indenture. Our compliance is to be determined without regard to any grace period or notice requirement under the Senior Note Indenture. For more information, see Section 706 of the Senior Note Indenture.

Modification and Waiver

We and the Senior Note Trustee, without the consent of the holders of the Senior Notes, may enter into one or more supplemental Senior Note Indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Senior Note Indenture and the Senior Notes;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Senior Notes or to surrender any right or power conferred upon us by the Senior Note Indenture;

•	to add any additional Events of Default;

•	to change or eliminate any provision of the Senior Note Indenture or add any new provision to it (but if this action will adversely affect the interests of the holders of any particular series of Senior Notes in any material respect, the action will become effective with respect to that series only when there is no Senior Note of that series remaining outstanding under the Senior Note Indenture);

•	to provide collateral security for the Senior Notes;

•	to establish the form or terms of Senior Notes according to the provisions of the Senior Note Indenture;

•	to evidence the acceptance of appointment of a successor Senior Note Trustee under the Senior Note Indenture with respect to one or more series of the Senior Notes and to add to or change any of the provisions of the Senior Note Indenture as necessary to provide for the administration of the trusts under the Senior Note Indenture by more than one trustee;

•	to provide for the procedures required to permit using a noncertificated system of registration for any Senior Notes series;

•	to change any place where

—	the principal of and any premium and interest on any Senior Notes is payable;

—	any Senior Notes may be surrendered for registration of transfer or exchange; or

—	notices and demands to or upon us regarding Senior Notes and the Senior Note Indenture may be served; or

•	to cure any ambiguity or inconsistency (but any of these changes or additions will not adversely affect the interests of the holders of Senior Notes of any series in any material respect).

For more information see Section 1301 of the Senior Note Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Senior Notes of any series may waive:

•	compliance by us with certain provisions of the Senior Note Indenture (see Section 707 of the Senior Note Indenture); and

•	any past default under the Senior Note Indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the Senior Note Indenture that cannot be modified or amended without consent of the holder of each outstanding Senior Note of the series affected (see Section 913 of the Senior Note Indenture).

The Trust Indenture Act may be amended after the date of the Senior Note Indenture to require changes to the Senior Note Indenture. In this event, the Senior Note Indenture will be deemed to have been amended so as to effect the changes, and we and the Senior Note Trustee may, without the consent of any holders, enter into one or more Supplemental Senior Note Indentures to evidence or effect the amendment. For more information, see Section 1301 of the Senior Note Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes, considered as one class, is required to change in any manner the Senior Note Indenture pursuant to one or more supplemental Senior Note Indentures. If less than all of the series of Senior Notes outstanding are directly affected by a proposed supplemental Senior Note Indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes of all series directly affected, considered as one class, will be required. Furthermore, if the Senior Notes of any series have been issued in more than one tranche and if the proposed supplemental Senior Note Indenture directly affects the rights of the holders of one or more, but not all tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of the Senior Note,

—	change the maturity of the principal of, or any installment of principal of or interest on, any Senior Note;

—	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—	reduce any premium payable upon the redemption of the Senior Note;

—	reduce the amount of the principal of any Senior Note originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—	change the currency or other property in which a Senior Note or premium or interest on a Senior Note is payable; or

—	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date) of any Senior Note;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental Senior Note Indenture, or for any waiver of compliance with any provision of or any default under the Senior Note Indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Senior Note of each series or tranche effected;

•	may not prior to the Release Date,

—	impair the interest of the Senior Note Trustee in the Senior Note First Mortgage Bonds;

—	reduce the principal amount of any series of Senior Note First Mortgage Bonds to an amount less than that of the related series of Senior Notes; or

—	alter the payment provisions of the Senior Note First Mortgage Bonds in a manner adverse to the holders of the Senior Notes; and

•	may not modify provisions of the Senior Note Indenture relating to supplemental Senior Note Indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Notes of any series, or any tranche of a series, without the consent of the holder of each outstanding Senior Note affected.

A supplemental Senior Note Indenture will be deemed not to affect the rights under the Senior Note Indenture of the holders of any series or tranche of the Senior Notes if the supplemental Senior Note Indenture:

•	changes or eliminates any covenant or other provision of the Senior Note Indenture expressly included solely for the benefit of one or more other particular series of Senior Notes or tranches of them; or

•	modifies the rights of the holders of Senior Notes of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1302 of the Senior Note Indenture.

If we solicit from holders of the Senior Notes any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Senior Notes have authorized the action. For that purpose, the outstanding Senior Notes shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Senior Note Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the Senior Note Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Senior Note, or portion of the principal amount of a Senior Note, will be deemed to have been paid for purposes of the Senior Note Indenture, and, at our election, our entire indebtedness in respect to the Senior Note, or portion of it, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Senior Note Trustee or any Paying Agent other than us in trust money, certain Eligible Obligations, or a combination of the two, sufficient to pay principal of, any premium and interest due and to become due on the Senior Note or portion of it. For more information, see Section 801 of the Senior Note Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in these obligations or in any specific interest or principal payments due in respect to those obligations.

Resignation of Senior Note Trustee

The Senior Note Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Senior Notes delivered to the Senior Note Trustee and us. No resignation or removal of the Senior Note Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the Senior Note Indenture. So long as no Event of Default or event which would become an Event of Default has occurred and is continuing, and except with respect to a Senior Note Trustee appointed by an action of the holders, if we have delivered to the Senior Note Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the Senior Note Indenture, the Senior Note Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the Senior Note Indenture. For more information, see Section 1010 of the Senior Note Indenture.

Notices

We will give notices to holders of Senior Notes by mail to their addresses as they appear in the Security Register. For more information, see Section 106 of the Senior Note Indenture.

Title

The Senior Note Trustee and its agents, and we and our agents, may treat the person in whose name a Senior Note is registered as the absolute owner of that Note, whether or not that Senior Note may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the Senior Note Indenture.

Governing Law

The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the Senior Note Indenture.

Relationship with the Trustee

In the normal course of business, the Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under the Indenture (For Debt Securities), dated as of October 28, 1999, between us and The Bank of New York Mellon, as trustee, or one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (For Debt Securities) appears in a prior registration statement of ours and is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. In this prospectus we refer to each of the Indenture (For Debt Securities) and the form of indenture for Debt

Securities, as applicable, as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be subordinated obligations of our company. The form of debt securities indenture includes optional provisions (designated by brackets (“[ ]”)) that will appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of these subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. The Indenture (for Debt Securities) dated October 28, 1999 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the Debt Securities themselves, the Debt Securities Indenture, any supplemental indentures, officers’ certificate and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all of our currently outstanding and future First Mortgage Bonds (including, prior to the Release Date, Senior Notes secured by First Mortgage Bonds) to the extent of the value of the collateral securing such First Mortgage Bonds. The First Mortgage Bond holders have a first lien on substantially all of our assets.

After the Release Date, our Senior Notes will rank equally with our Debt Securities that are not designated Subordinated Debt Securities. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all of our currently outstanding and future First Mortgage Bonds, Senior Notes and Debt Securities that are not designated Subordinated Debt Securities. As of September 30, 2008, we had an aggregate principal amount of $3.0 billion First Mortgage Bonds outstanding, including $400 million issues to secure our Senior Notes, and an aggregate principal amount of $500 million Debt Securities outstanding, none of which were Subordinated Debt Securities. The Indenture (for Debt Securities) does not limit the amount of First Mortgage Bonds or Senior Notes that we may issue.

Provisions of a Particular Series

The Debt Securities may, from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

—	the date from which any interest will accrue;

—	the dates on which we will pay interest; and

—	the record date for any interest payable on any interest payment date;

•	the place where,

—	the principal of, premium, if any, and interest on the Debt Securities will be payable;

—	you may register transfer of the Debt Securities;

—	you may exchange the Debt Securities; and

—	you may serve notices and demands upon us regarding the Debt Securities;

•	the Security Registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Debt Securities;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	if we issue Debt Securities as global securities,

—	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—	any limitations on the right to obtain definitive certificates for the Debt Securities; and

—	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any credit enhancement applicable to the Debt Securities;

•	any addition to the Events of Default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. In the event that we issue Subordinated Debt Securities, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness (as defined below), including our Debt Securities that are not designated as Subordinated Debt Securities, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For further information see “— Ranking” above.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	any Senior Indebtedness is not paid when due;

•	any applicable grace period with respect to default in payment of any Senior Indebtedness has ended, and the default has not been cured or waived; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Except as otherwise defined in a prospectus supplement, the term “Senior Indebtedness” means:

•	obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

—	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

—	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period of 15 days immediately preceding the mailing of a notice of redemption of any Debt Securities called for redemption; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

—	is organized and validly existing under the laws of any domestic jurisdiction; and

—	expressly assumes our obligations on the Debt Securities and under the applicable indentures;

•	immediately after the transaction becomes effective, no Event of Default, and no event that would become an Event of Default, shall have occurred and be continuing; and

•	we will have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

“Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on Debt Securities of that series within 30 days;

•	failure to pay principal or premium when due on any Debt Security of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an Event of Default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable.

If an Event of Default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all Events of Default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

—	all overdue interest on all Debt Securities of the particular series;

—	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

—	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

—	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other Event of Default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity.

For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing Event of Default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an Event of Default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional Events of Default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

•	to change any place where

—	the principal of and any premium and interest on any Debt Securities are payable,

—	any Debt Securities may be surrendered for registration of transfer or exchange, or

—	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

—	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

—	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—	reduce any premium payable upon the redemption of the Debt Securities;

—	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

—	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any Paying Agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no Event of Default or event that would become an Event of Default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

Relationship with the Trustee

In the normal course of business, the Trustee under our Indenture (for Debt Securities), dated as of October 28, 1999, or its affiliates provides, and any future trustees or their affiliates, may, from time to time, provide, certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF PREFERRED STOCK

The following summary of the characteristics of our preferred stock is a summary and is qualified in all respects by reference to our restated charter and bylaws, each as amended, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred stock. Reference is also made to the laws of the State of North Carolina.

General

Our authorized preferred stock consists of the following classes with the following number of authorized shares per class:

•	$5 Preferred Stock — 300,000 shares with no par value;

•	Serial Preferred Stock — 20,000,000 shares with no par value; and

•	Preferred Stock A — 5,000,000 shares with no par value.

As of September 30, 2008, we had issued and outstanding 236,997 shares of $5 Preferred Stock, 349,850 shares of Serial Preferred Stock, and no shares of Preferred Stock A. Generally, each class of our preferred stock ranks equally with each other class and senior to our preference stock and our common stock.

Our board of directors may authorize the preferred stock to be issued from time to time as one or more series of $5 Preferred Stock, Serial Preferred Stock, or Preferred Stock A. For each new series of preferred stock, the board of directors, within the limitations and restrictions stated in Article Fourth of our restated charter, may establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

$5 Preferred Stock

Our charter authorizes 300,000 shares of $5 Preferred Stock, 236,997 of which are outstanding as of September 30, 2008. The terms of the $5 Preferred Stock generally include:

•	cumulative annual dividends of $5 per share;

•	a liquidation preference, which may vary depending on the issuance date of the $5 Preferred Stock. The liquidation preference is $100 per share if the $5 Preferred Stock was issued prior to June 1, 1980, and if issued on or after June 1, 1980, the liquidation preference is fixed by the board of directors at the time the series is issued;

•	voting rights of one vote per share; and

•	redemption rights exercisable upon the affirmative vote of a majority the holders of our outstanding common stock for $110 per share, plus accrued and unpaid dividends.

Serial Preferred Stock

Our charter authorizes 20,000,000 shares of Serial Preferred Stock. We have designated 100,000 shares as $4.20 Serial Preferred, all of which are outstanding as of September 30, 2008, and 250,000 shares as $5.44 Serial Preferred, 249,850 of which are outstanding as of September 30, 2008. The terms of the Serial Preferred Stock generally include:

•	cumulative dividends at the rate fixed for such series as determined by the board of directors. Currently, the $4.20 Serial Preferred has a dividend rate of $4.20 per annum, and the $5.44 Serial Preferred has a dividend rate of $5.44 per annum;

•	a liquidation preference, which may vary depending on the issuance date of the Serial Preferred Stock. The liquidation preference is $100 per share if the Serial Preferred Stock was issued prior to June 1, 1980, and if issued on or after June 1, 1980, the liquidation preference is fixed by the board of directors at the time the series is issued. The liquidation preference for each of our $4.20 Serial Preferred and $5.44 Serial Preferred is $100 per share;

•	voting rights of one vote per share; and

•	redemption rights exercisable upon the affirmative vote of a majority of the board of directors at the redemption price fixed by the board of directors at the time the series is issued, plus accrued and unpaid dividends. The redemption price for the $4.20 Serial Preferred is $102 per share, and the redemption price for the $5.44 Serial Preferred is $101 per share.

Preferred Stock A

Our charter authorizes 5,000,000 shares of Preferred Stock A, none of which are outstanding as of September 30, 2008. The terms of the Preferred Stock A generally include:

•	cumulative dividends at the rate fixed for such series as determined by the board of directors;

•	a liquidation preference, which may vary depending on the issuance date of the Preferred Stock A. The liquidation preference is $100 per share if the Preferred Stock A was issued prior to

June 1, 1980, and if issued on or after June 1, 1980, the liquidation preference is fixed by the board of directors at the time the series is issued; and

•	redemption rights exercisable upon the affirmative vote of a majority of the board of directors at the redemption price fixed by the board of directors at the time the series is issued, plus accrued and unpaid dividends.

Certain Voting Rights of Preferred Stock Holders

Holders of our $5 Preferred Stock and Serial Preferred Stock are generally entitled to one vote per share, while holders of our Preferred Stock A do not have a right to vote in elections of directors or on any other matter, except as required by law or as specifically required under our restated charter. In the event that we have not made distributions with respect to any of our preferred stock for a period of at least four quarters, until all dividends accumulated through the current dividend period have been paid, our restated charter permits the holders of each class of our preferred stock to elect a majority of the directors to our board of directors. Additionally, our restated charter permits the holders of each class of our preferred stock to vote on certain amendments to our restated charter that materially and adversely affect the rights, preferences, or privileges of the preferred stock. When entitled to vote, each share of our Preferred Stock A is generally entitled to one vote per share.

Dividend Restrictions and Certain Covenants

If and so long as any dividend on any of our preferred stock is in arrears, or if there shall be any voluntary or involuntary liquidation and the amount payable with respect to any of our preferred stock is not paid in full, or if we shall not have made all payments due under the terms of the sinking fund for the purchase or redemption of any series of our Preferred Stock A, we cannot pay or declare any dividends on, or make any other distribution on, or redeem, purchase or otherwise acquire for value any shares of our common stock, preference stock, or any other class of stock ranking subordinate to our preferred stock as to the payment of dividends or distribution of assets.

We cannot create or authorize a new class of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, or create or authorize any security convertible into shares of such stock, unless the holders of at least two-thirds of the outstanding shares of the class of preferred stock affected consent thereto.

So long as any shares of our preferred stock are outstanding, we cannot, without the consent of the holders of a majority of the of the total number of shares of preferred stock, considered as one class, then outstanding:

•	increase the total authorized amount of any class of our preferred stock;

•	merge or consolidate with or into any other corporation, unless such merger or consolidation shall have been ordered, approved or permitted by the SEC under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America having jurisdiction over the exchange, issuance or assumption of securities in connection with such merger, similar to that conferred upon the Securities and Exchange Commission by the Public Utility Holding Company Act of 1935;

•	issue shares of any preferred stock or any other class of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, unless:

—	our net income available for the payment of dividends for a period of 12 consecutive months within the 15 calendar months immediately preceding the issuance is at least equal to twice the annual dividend requirements on all outstanding shares of our preferred stock and of all other classes of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, including the shares to be issued; and

—	our gross income available for the payment of interest for a period of 12 consecutive months within the 15 calendar months immediately preceding the issuance is at least equal to one and one-half times the sum of (i) the annual interest charges on all interest bearing indebtedness and (ii) the annual dividend requirements on all outstanding shares of our preferred stock and of all other classes of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, including the shares to be issued; and

•	issue shares of any preferred stock or any other class of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, unless the aggregate of our surplus and the capital applicable to our common stock is not less than the aggregate stated value of our preferred stock, and of all other classes of stock ranking prior to or on a parity with any of our preferred stock as to dividends or distributions, to be outstanding immediately after such issuance (excluding from the foregoing calculation all indebtedness and stock to be retired in connection with such issuance); provided, however, that no portion of the surplus used to meet the foregoing requirements shall be available for dividends or distributions upon our common stock after such issuance and until such shares or a like number of any other class of stock ranking prior to or on a parity with such shares shall have been retired.

So long as any shares of our preferred stock are outstanding, we cannot pay dividends (other than dividends on our common stock payable by the issuance of our common stock) on, or make any distribution on, or redeem, purchase or otherwise acquire for value, any of our common stock, preference stock or other stock ranking subordinate to our preferred stock as to the payment of dividends or distribution of assets, if, after giving effect to any such payment, distribution, redemption, purchase or other acquisition, the aggregate amount of such payments, distributions, redemptions, purchases and other acquisitions subsequent to December 31, 1945 exceeds:

•	50% of the aggregate of net income available for common stock subsequent to December 31, 1945, if at the end of the calendar month immediately preceding the dividend declaration date, the common stock equity (as defined below) is less than 20% of total capitalization, including surplus; or

•	75% of the aggregate of net income available for common stock subsequent to December 31, 1945, if at the end of the calendar month immediately preceding the dividend declaration date, the common stock equity is less than 25% but at least 20% of total capitalization, including surplus;

provided that, if and so long as the common stock equity is at least 25% of total capitalization, including surplus, all restrictions on the payment of dividends on, the purchase or acquisition of, or distributions on our common stock shall be eliminated; provided further that,

•	after we have reached a ratio of 25% of total capitalization once, dividends on, distributions on, or purchases or other acquisitions of our common stock aggregating an amount in excess of 75% of our current year’s earnings available for common stock shall not be made if after such payment, distribution, purchase or acquisition, the ratio of common stock equity to total capitalization, including surplus, will be less than 25% but not less than 20%; and

•	after we have reached a ratio of 20% of total capitalization once, dividends on, distributions on, or purchases or other acquisitions of our common stock aggregating an amount in excess of 50% of our current year’s earnings available for common stock shall not be made if after such payment, distribution, purchase or acquisition, the ratio of common stock equity to total capitalization, including surplus, will be less than 20%.

As used herein under the caption “Description of Preferred Stock — Dividend Restrictions and Certain Covenants”, the term “common stock equity” shall mean the aggregate of the stated value of our common stock (including proceeds from the sale or issuance of our common stock since December 31, 1945) and surplus.

Transfer Agent

The transfer agent and registrar for our $5 Preferred Stock, $4.20 Serial Preferred, and $5.44 Serial Preferred is Computershare Trust Company, N.A. The transfer agent and registrar for our other series of preferred stock will be set forth in the applicable prospectus supplement.

Future Series of Preferred Stock

Our board of directors may authorize the preferred stock to be issued from time to time as one or more series of $5 Preferred Stock, Serial Preferred Stock, or Preferred Stock A. All shares of preferred stock of all series shall be of equal rank and all shares of any particular series of preferred stock shall be identical, except as to the date or dates from which dividends thereon shall be cumulative. For each new series of preferred stock, the board of directors, within the limitations and restrictions stated in Article Fourth of our charter, may establish:

•	the number of shares in each series;

•	the annual dividend rate;

•	the date from which dividends shall be cumulative;

•	the redemption price(s) (if any);

•	the terms and conditions on which shares may be redeemed;

•	any sinking fund provisions;

•	amounts payable upon voluntary or involuntary liquidation;

•	the terms and conditions upon which shares may be converted; and

•	the qualifications, limitations or restrictions thereof.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	directly through a limited number of institutional or other purchasers or to a single purchaser;

•	through agents; or

•	by any other legal means.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents, and the respective amounts underwritten by each;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which we may list any offered securities.

We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Agents and underwriters may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 6, 2008, for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report on the consolidated financial statements and consolidated financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2008 and the adoption of new accounting principles in 2007 and 2006), which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless the applicable prospective supplement provides otherwise, Frank A. Schiller, Corporate Secretary of and counsel to Progress Energy Carolinas, Inc. and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the offered securities for us. In addition, the prospectus supplement may identify special counsel that will issue certain opinions regarding South Carolina law. Unless the applicable prospectus supplement provides otherwise, any underwriters or agents will be advised about issues relating to this offering by their legal counsel, Dewey & LeBoeuf LLP of New York, New York. As of September 30, 2008, Mr. Schiller beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of the total outstanding common stock. Mr. Schiller is acquiring additional shares of Progress Energy, Inc. common stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

PROSPECTUS

Florida Power Corporation d/b/a
Progress Energy Florida, Inc.

First Mortgage Bonds
Debt Securities
Preferred Stock

These securities are not obligations of, nor guaranteed by, Progress Energy, Inc., our corporate parent.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 17, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: First Mortgage Bonds, other Debt Securities and/or Preferred Stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a regulated public utility incorporated under the laws of Florida in 1899. We are primarily engaged in the generation, transmission, distribution and sale of electricity in portions of Florida, including the cities of St. Petersburg and Clearwater as well as the central Florida area surrounding Orlando. We are an indirect, wholly-owned subsidiary of Progress Energy, Inc., a North Carolina corporation. All of our common stock is held directly by Florida Progress Corporation, a Florida corporation. Since 2003, we have operated our business under the assumed name Progress Energy Florida, Inc., although our legal name is still Florida Power Corporation.

Our principal executive offices are located at 299 First Avenue North, St. Petersburg, Florida 33701. Our telephone number is (727) 820-5151.

Unless the context requires otherwise, references in this prospectus to the terms “we,” “us,” “our” or other similar terms mean Florida Power Corporation d/b/a Progress Energy Florida, Inc.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of any offered securities:

•	to finance the construction of new facilities and maintenance of existing facilities;

•	to acquire other entities or their assets;

•	to refund, repurchase, retire, redeem or reduce outstanding short- or long-term indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by federal government or agency obligations, or we may deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

3.43x	3.94x

For the Twelve Months Ended December 31,
2007	2006	2005	2004	2003

3.45x	4.28x	3.76x	5.17x	5.31x

Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the following periods was:

For the Twelve Months Ended September 30,
2008	2007

3.40x	3.88x

For the Twelve Months Ended December 31,
2007	2006	2005	2004	2003

3.42x	4.22x	3.71x	5.08x	5.21x

We define “earnings” as income before income taxes and cumulative effect of change in accounting principles plus fixed charges. We define “fixed charges” as the sum of interest on long-term debt, other interest and an imputed interest factor included in rentals.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filing number is 1-03274. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Additionally, information about us and our SEC filings is available on our web site at http://www.progress-energy.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that, unless we specifically state otherwise, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, also referred to as our “2007 Form 10-K.” (The financial statements included in the 2007 Form 10-K have been revised in Exhibit 99 to the Form 8-K dated November 6, 2008 to reflect the retrospective implementation of Financial Accounting Standards Board Staff Position FIN 39-1. These revisions had no effect on the reported net income for any of the periods presented.)

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008.

•	Our Current Reports on Form 8-K filed February 28, March 20, June 11, June 18, October 31 and November 6, 2008.

We frequently make our SEC filings on a joint basis with Progress Energy, Inc. (“Progress Energy”), our indirect corporate parent, and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”), one of our affiliates. Any information included in such SEC filings that relates solely to Progress Energy or PEC is not and shall not be deemed to be incorporated by reference into this prospectus or any prospectus supplement.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Progress Energy Florida, Inc.
c/o Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

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RISK FACTORS

Investing in our securities involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors described in our 2007 Form 10-K, which is incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic and current reports, which are also incorporated by reference into this prospectus, and future supplements hereto. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed in our 2007 Form 10-K and the other information in this prospectus, any supplement hereto, as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus, any supplement hereto, any free writing prospectus and the documents incorporated by reference herein or therein contain or will contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this prospectus, any supplement hereto, and any free writing prospectus and in the documents incorporated by reference herein or therein that are not historical facts are forward looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•	the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005 (EPACT);

•	the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks;

•	the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates;

•	our ability to meet current and future renewable energy requirements;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact on our facilities and businesses from a terrorist attack;

•	weather and drought conditions that directly influence the production, delivery and demand for electricity;

•	recurring seasonal fluctuations in demand for electricity;

•	the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

•	economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets;

•	fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process;

•	our ability to control costs, including operation and maintenance expense (O&M) and large construction projects;

•	the length and severity of the current financial market distress that began in September 2008;

•	the ability to successfully access capital markets on favorable terms;

•	the stability of commercial credit markets and our access to short-term and long-term credit;

•	the impact that increases in leverage may have on us;

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•	our ability to maintain current credit ratings and the impact on our financial condition and ability to meet cash and other financial obligations in the event our credit ratings are downgraded;

•	the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans;

•	the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and

•	unanticipated changes in operating expenses and capital expenditures.

These and other risk factors are detailed from time to time in our filings with the SEC. Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section in our most recent annual report on Form 10-K, which is updated for material changes, if any, in our other SEC filings. You should carefully read these risk factors. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor.

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DESCRIPTION OF FIRST MORTGAGE BONDS

General

We will issue First Mortgage Bonds in one or more series under an Indenture, dated as of January 1, 1944, with The Bank of New York Mellon, as successor trustee (the “Mortgage Trustee”), as supplemented by supplemental indentures, including one or more supplemental indentures relating to the First Mortgage Bonds.

In the following discussion, we will refer to the Indenture and all supplements to the Indenture together as the “Mortgage.” We will refer to all of our First Mortgage Bonds, including those already issued and those to be issued in the future, as “First Mortgage Bonds.” As of September 30, 2008, we had approximately $4.0 billion aggregate principal amount of First Mortgage Bonds outstanding.

The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the information is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds or any particular series thereof. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and you should refer to the Trust Indenture Act for the provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can more easily locate the relevant provisions.

Provisions of a Particular Series

The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement or any free writing prospectus relating to any particular issue of the First Mortgage Bonds for the following information:

•	the designation, series and aggregate principal amount of the First Mortgage Bonds;

•	the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

•	the date of maturity for the First Mortgage Bonds;

•	the rate at which the First Mortgage Bonds will bear interest or the method of determining that rate;

•	the dates on which interest is payable;

•	the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

•	the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

•	redemption terms and sinking fund provisions, if any; and

•	any other specific terms that do not conflict with the Mortgage.

For more information, see Section 2.01 of the Mortgage.

No series of the First Mortgage Bonds will be limited in aggregate principal amount except as provided in the Mortgage. Unless the applicable prospectus supplement or any free writing prospectus states

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otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event of a change of control or highly leveraged transaction.

Form and Exchanges

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, we expect to issue the First Mortgage Bonds as fully registered bonds without coupons in denominations of $1,000 or any integral multiple of $1,000. Holders may exchange them, free of charge, for a like aggregate principal amount of other First Mortgage Bonds of different authorized denominations of the same series. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply. The First Mortgage Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York. For more information, see Sections 2.01 and 2.03 of the Mortgage.

Interest and Payment

The prospectus supplement or free writing prospectus for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest on First Mortgage Bonds held in (i) definitive or certificated form will be paid at the corporate trust office of the Mortgage Trustee in New York, New York, and (ii) global form will be paid as set forth herein under “Global Securities.”

Pursuant to the Mortgage, we will pay interest, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the highest rate of interest payable on any of the First Mortgage Bonds outstanding under the Mortgage. For more information, see Section 2.01 and Article X of the Mortgage.

Redemption and Purchase of First Mortgage Bonds

If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement or free writing prospectus. We may declare redemptions on at least 30 days’ notice to the holders of First Mortgage Bonds to be redeemed and to the Mortgage Trustee. We have agreed that before the redemption date we will deposit with the Mortgage Trustee a sum of money sufficient to redeem the subject First Mortgage Bonds. Our failure to make this required deposit will constitute a completed default under the Mortgage on the specified redemption date and the First Mortgage Bonds called for redemption shall immediately become due and payable. For more information, see Article VIII of the Mortgage.

First Mortgage Bonds are redeemable, in whole but not in part, on not more than 90 days’ notice to holders, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, in the event that:

•	all of our outstanding common stock is acquired by some governmental body or instrumentality and we elect to redeem all First Mortgage Bonds; or

•	all or substantially all the mortgaged and pledged property, constituting bondable property as defined in the Mortgage, that is then subject to the Mortgage as a first lien shall be released from the lien of the Mortgage under the provisions thereof, and available moneys held by the Mortgage Trustee, including any moneys deposited by us for the purpose, are sufficient to redeem all the First Mortgage Bonds at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For more information, see Section 8.08 of the Mortgage.

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Maintenance Fund

The Mortgage provides that the amount expended for property additions (excluding several stated exceptions) will, at the end of each year, equal the minimum provision for depreciation, for each calendar year subsequent to December 31, 1943, and if at the end of any such year we have not expended such required amount, we will, on or before the next succeeding March 31, deposit with the Mortgage Trustee the difference in cash. Certain credits are allowed against cash so required to be deposited. During the three years immediately following a cash deposit with the Mortgage Trustee, we may at any time or from time to time withdraw cash in an amount equal to any available maintenance credit. Cash not so withdrawn shall be applied towards the payment due upon maturity or for the redemption of outstanding First Mortgage Bonds as provided in the Mortgage. For more information, see Sections 5.08 and 1.05 of the Mortgage.

We must provide the Mortgage Trustee with an annual maintenance certificate with respect to the bondable value of property additions.

The minimum provision for depreciation means an amount equal to:

•	15% of our gross operating revenues, net of the cost of electric energy purchased for resale; less

•	an amount equal to the aggregate of the charges to operating expense for maintenance; provided, however,

•	that the minimum provision for depreciation for any period shall not exceed the maximum provision for depreciation, as defined, for the period.

The maximum provision for depreciation shall mean as to each full calendar year, an amount equal to:

•	$755,000, plus

•	2.25% of the sum of all property additions after January 1, 1944 up to the beginning of the subject calendar year, less

•	2.25% of the aggregate amount of all retirements of bondable property during the period after January 1, 1944 up to the beginning of the subject calendar year.

For periods other than a calendar year, the maximum provision for depreciation shall be based upon the maximum provision for depreciation for the calendar year ended during such period multiplied by the number of calendar months or fractions thereof included in such period and divided by 12.

As of December 31, 2007, we had a cumulative maintenance credit of approximately $8.9 billion.

Ranking and Security

The First Mortgage Bonds will be secured by the lien of the Mortgage and will rank equally with all bonds outstanding thereunder. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by us except miscellaneous properties specifically excepted. In addition, after-acquired property is covered by the lien of the Mortgage, subject to existing liens at the time such property is acquired. For more information, see the Preambles and Section 2.01 of the Mortgage.

Issuance of Additional First Mortgage Bonds

First Mortgage Bonds may be issued under the Mortgage in a principal amount equal to:

•	an amount not exceeding 60% of the bondable value of property additions, which term generally includes all of our tangible property that we are authorized to acquire, own and operate, that has become subject to the Mortgage and which is used in connection with the generation, purchase, transmission, distribution or sale of electricity for light, heat, power or other purposes;

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•	an additional aggregate principal amount not exceeding the aggregate principal amount of refundable prior lien bonds deposited with the Mortgage Trustee or judicially determined to be invalid;

•	an additional aggregate principal amount not exceeding the aggregate principal amount of any outstanding First Mortgage Bonds that have been canceled or delivered for cancellation; and

•	an additional aggregate principal amount equal to the amount of cash deposited with the Mortgage Trustee against the issuance of bonds.

For more information, see Sections 4.03 thorough 4.06 of the Mortgage.

As of September 30, 2008, the bondable value of property additions under the first bullet point above was approximately $2.5 billion permitting the issuance of approximately $1.5 billion of additional bonds. As of September 30, 2008, the additional aggregate principal amount of First Mortgage Bonds that could be issued based upon the amount of previously issued First Mortgage Bonds that have been canceled or delivered for cancellation under the third bullet point above was approximately $256 million. Cash deposited with the Mortgage Trustee under the fourth bullet point above may be withdrawn in an amount equal to the principal amount of any First Mortgage Bonds we would otherwise be entitled to have authenticated under any of the provisions referred to in the first three bullet points above, and may also be used for the purchase or redemption of First Mortgage Bonds which, by their terms, are redeemable. For more information, see Section 4.06 of the Mortgage.

First Mortgage Bonds may be authenticated pursuant to the first and fourth bullet points above (and in certain cases pursuant to the second and third bullet points above) only if net earnings for 12 successive months in the 15 months immediately preceding the first day of the month in which application for additional First Mortgage Bonds is made shall be at least two times the annual interest charges on the First Mortgage Bonds and prior lien bonds outstanding and to be outstanding. For more information, see Sections 4.08 and 1.06 of the Mortgage.

Restriction on Dividends

Unless otherwise stated in the prospectus supplement or free writing prospectus, in the case of First Mortgage Bonds issued under this prospectus and any accompanying prospectus supplement or free writing prospectus, and so long as any First Mortgage Bonds are outstanding, we may only pay cash dividends on our common stock, and make any other distribution to Florida Progress, our common stockholder, out of our net income subsequent to December 31, 1943. For more information, see Section 5.24 of the Mortgage.

Release and Substitution of Property

Subject to various limitations, property may be released from the lien of the Mortgage when sold or exchanged, upon the basis of:

•	cash deposited with the Mortgage Trustee;

•	the principal amount of any purchase money obligations pledged with the Mortgage Trustee;

•	the fair value of any property additions certified to the Mortgage Trustee and acquired by us in exchange for the property to be released; or

•	if non-bondable property is to be released, the fair value of property and certain securities certified to the Mortgage Trustee and acquired by us in exchange for the property to be released, less the principal amount of certain outstanding prior lien bonds.

For more information, see Section 9.03 of the Mortgage.

If all or substantially all of the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Mortgage as a first lien shall be released, whether pursuant to our request or by eminent domain, then we are required to redeem all the First Mortgage Bonds and have agreed

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to deposit with the Mortgage Trustee sufficient cash for that purpose. Any new property acquired to take the place of any property released shall be subjected to the lien of the Mortgage. For more information, see Sections 8.08(b), 9.03, 9.05 and 9.11 of the Mortgage.

Modification of Mortgage

The Mortgage may generally be modified with the consent of the holders of not less than 75% in aggregate principal amount of First Mortgage Bonds outstanding which would be affected by the action proposed to be taken, except no such modifications shall:

•	extend the maturity of any First Mortgage Bonds, or reduce the interest rate or extend the time of payment thereof, or reduce the principal amount thereof, without the express consent of the holder of each First Mortgage Bond affected;

•	reduce the percentage of holders who must consent to the modifications referred to in this section without the consent of the holders of all First Mortgage Bonds outstanding;

•	permit the creation of a prior or equal lien on the pledged property; or

•	deprive any First Mortgage Bond of the lien of the Mortgage.

For more information, see Section 17.02 of the Mortgage.

Default

In the event of a completed default, the Mortgage Trustee or the holders of at least 25% of the outstanding First Mortgage Bonds may declare the principal of all outstanding First Mortgage Bonds immediately due and payable. The following are defined as completed defaults in the Mortgage:

•	default in the payment of principal of, and premium, if any, on any of the First Mortgage Bonds when due and payable, whether at maturity or by declaration, or otherwise;

•	default continued for 60 days in the payment of any interest on any of the First Mortgage Bonds;

•	default in the payment of principal or interest upon any outstanding prior lien bonds continued beyond any applicable grace period;

•	certain acts of bankruptcy, insolvency or reorganization; and

•	default continued for 60 days after written notice to us by the Mortgage Trustee (or to us and the Mortgage Trustee by the holders of at least 25% in principal amount of the then outstanding First Mortgage Bonds) in the observance or performance of any other covenant, agreement or condition contained in the Mortgage or in any of the First Mortgage Bonds.

For more information, see Section 10.01 of the Mortgage.

If all defaults have been cured, however, the holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds then outstanding may rescind and annul the declaration and its consequences. If the Mortgage Trustee in good faith determines it to be in the interest of the holders of the First Mortgage Bonds, it may withhold notice of default, except in payment of principal, premium, if any, interest or sinking fund payments, if any, for retirement of First Mortgage Bonds. We are required by the Mortgage to report annually to the Mortgage Trustee as to the absence of default and compliance with the provisions of the Mortgage. For more information, see Sections 10.01, 10.02 and 5.23 of the Mortgage.

The holders of not less than a majority in principal amount of the First Mortgage Bonds outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the Mortgage upon, the Mortgage Trustee; provided, however, that the Mortgage Trustee may, if it determines in good faith that such direction would involve the Mortgage Trustee in personal liability or be

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unjustly prejudicial to the rights of the non-assenting bondholders, decline to follow such direction. For more information, see Section 10.06 of the Mortgage.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

We may demonstrate compliance with Mortgage provisions regarding certificates and opinions by providing written statements to the Mortgage Trustee from our officers or experts we select. For instance, we may select an engineer or appraiser to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings, or counsel regarding property titles and compliance with the Mortgage generally. In certain significant matters, applicable law requires that an accountant or engineer must be independent. For more information, see Section 314(d) of the Trust Indenture Act. We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Relationship With the Mortgage Trustee

In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking, and securities underwriting services to us and our affiliates. The Mortgage Trustee’s affiliate currently serves as Debt Securities Trustee under our Debt Securities Indenture described below.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under the Indenture (for Debt Securities), dated as of December 7, 2005, between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee, or one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. In this prospectus we refer to each of the Indenture (for Debt Securities) and the form of indenture for Debt Securities, as applicable, as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. The Indenture (For Debt Securities) dated as of December 7, 2005 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’

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certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all of our currently outstanding and future First Mortgage Bonds to the extent of the value of the collateral securing such First Mortgage Bonds. The First Mortgage Bond holders have a first lien on substantially all of our assets. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all of our currently outstanding and future First Mortgage Bonds and Debt Securities that are not designated Subordinated Debt Securities. As of September 30, 2008, we had an aggregate principal amount of $4.0 billion First Mortgage Bonds outstanding and an aggregate principal amount of $150 million of unsecured indebtedness outstanding, none of which were Subordinated Debt Securities. The Indenture (For Debt Securities) does not limit the amount of First Mortgage Bonds that we may issue.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

—	the date from which any interest will accrue;

—	the dates on which we will pay interest;

—	our ability to defer interest payments and any related restrictions during any interest deferral period; and

—	the record date for any interest payable on any interest payment date;

•	the place where

—	the principal of, premium, if any, and interest on the Debt Securities will be payable;

—	you may register transfer of the Debt Securities;

—	you may exchange the Debt Securities; and

—	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

—	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—	any limitations on the right to obtain definitive certificates for the Debt Securities; and

—	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

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Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means:

•	all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

—	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

—	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

—	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

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Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look

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only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

—	is organized and validly existing under the laws of any domestic jurisdiction; and

—	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain

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circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

—	all overdue interest on all Debt Securities of the particular series;

—	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

—	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

—	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

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The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that

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series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

—	the principal of and any premium and interest on any Debt Securities are payable;

—	any Debt Securities may be surrendered for registration of transfer or exchange; or

—	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the

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outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

—	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

—	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—	reduce any premium payable upon the redemption of the Debt Securities;

—	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

—	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

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Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

Relationship With the Current Trustee or Future Trustees

In the normal course of business, the Trustee under our Indenture (For Debt Securities), dated as of December 7, 2005, or its affiliates provides, and any future trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking, and securities underwriting services to us and our affiliates. The Debt Securities Trustee’s affiliate currently serves as Mortgage Trustee under our Mortgage described above.

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DESCRIPTION OF PREFERRED STOCK

The following summary of the characteristics of our preferred stock is a summary and is qualified in all respects by reference to our amended articles of incorporation and bylaws, each as amended, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred stock.

Reference is also made to the laws of the State of Florida.

General

Our authorized preferred stock consists of the following classes with the following number of authorized shares per class:

•	Cumulative Preferred Stock —4,000,000 shares with a par value of $100 per share; and

•	Cumulative Preferred Stock —5,000,000 shares with no par value.

Our board of directors may authorize the preferred stock to be issued from time to time as one or more series of preferred stock. For each new series of preferred stock, the board of directors, within the limitations and restrictions stated in Article III(B) of our articles of incorporation, may establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Generally, each class of our preferred stock ranks equally with each other class and senior to our preference stock and our common stock.

$100 Cumulative Preferred Stock

Our articles of incorporation authorize 4,000,000 shares of Cumulative Preferred Stock with a par value of $100 per share (“$100 Cumulative Preferred Stock”). We have the following five designated series of $100 Cumulative Preferred Stock with the corresponding number of authorized and outstanding shares as of September 30, 2008: (i) 40,000 shares of 4.00% Series authorized, 39,980 shares outstanding; (ii) 40,000 shares of 4.60% Series authorized, 39,997 shares outstanding; (iii) 80,000 shares of 4.75% Series authorized and outstanding; (iv) 75,000 shares of 4.40% Series authorized and outstanding; and (v) 100,000 shares of 4.58% Series authorized, 99,990 shares outstanding. All of our other previously designated series of $100 Cumulative Preferred Stock have been redeemed or retired. The terms of the $100 Cumulative Preferred Stock generally include:

•	cumulative quarterly dividends of a rate fixed by the board of directors at the time the series is issued. Currently, the five separate series of outstanding $100 Cumulative Preferred Stock have the following dividend rates:

—	$100 Cumulative Preferred Stock, 4.00% Series —4.00% per annum;

—	$100 Cumulative Preferred Stock, 4.60% Series —4.60% per annum;

—	$100 Cumulative Preferred Stock, 4.75% Series —4.75% per annum;

—	$100 Cumulative Preferred Stock, 4.40% Series —4.40% per annum; and

—	$100 Cumulative Preferred Stock, 4.58% Series —4.58% per annum;

•	a liquidation preference, which may vary depending on whether the liquidation is voluntary or involuntary. The holders of each series of $100 Cumulative Preferred Stock will be entitled to receive: (i) in the event of an involuntary liquidation, the par or stated value of the shares of the series, plus all accrued and unpaid dividends; or (ii) in the event of a voluntary liquidation, the redemption price fixed by the board of directors at the time the series was issued, or in the event the shares of a particular series are not then redeemable, the amount specified in the foregoing clause (i); and

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•	redemption rights at a price per share fixed by the board of directors at the time the series is issued. Currently, the five separate series of outstanding $100 Cumulative Preferred Stock have the following redemption prices:

—	$100 Cumulative Preferred Stock, 4.00% Series —$104.25 per share, plus accrued and unpaid dividends;

—	$100 Cumulative Preferred Stock, 4.60% Series —$103.25 per share, plus accrued and unpaid dividends;

—	$100 Cumulative Preferred Stock, 4.75% Series —$102.00 per share, plus accrued and unpaid dividends;

—	$100 Cumulative Preferred Stock, 4.40% Series —$102.00 per share, plus accrued and unpaid dividends; and

—	$100 Cumulative Preferred Stock, 4.58% Series —$101.00 per share, plus accrued and unpaid dividends.

No Par Cumulative Preferred Stock

Our articles of incorporation authorize 5,000,000 shares of Cumulative Preferred Stock with no par value (“No Par Cumulative Preferred Stock”), none of which were outstanding as of September 30, 2008. The terms of the No Par Cumulative Preferred Stock generally include:

•	cumulative quarterly dividends of a rate fixed by the board of directors at the time the series is issued; and

•	a liquidation preference, which may vary depending on whether the liquidation is voluntary or involuntary. The holders of each series of No Par Cumulative Preferred Stock will be entitled to receive: (i) in the event of an involuntary liquidation, the par or stated value of the shares of the series, plus all accrued and unpaid dividends; or (ii) in the event of a voluntary liquidation, the redemption price fixed by the board of directors at the time the series was issued, or in the event the shares of a particular series are not then redeemable, the amount specified in the foregoing clause (i).

Prior to the issuance of any shares of No Par Cumulative Preferred Stock, the board of directors shall establish a stated value for the shares of each series. This stated value cannot exceed the lesser of $100 per share or the consideration to be received for each share.

Certain Voting Rights of Preferred Stock Holders

Holders of our preferred stock do not have a right to vote in elections of directors or on any other matter, except as required by law or as specifically required under our amended articles of incorporation. In the event that we have not made distributions with respect to any of our preferred stock for a period of at least four quarters, until all dividends accumulated through the current dividend period have been paid, our articles of incorporation permit the holders of our preferred stock to elect a majority of the directors to our board of directors. Additionally, our amended articles of incorporation permit the holders of our preferred stock to vote on certain amendments to our amended articles of incorporation that materially and adversely affect the rights, preferences or privileges of the preferred stock. When entitled to vote, each share of our $100 Cumulative Preferred Stock and No Par Cumulative Preferred Stock having a stated value of $100 per share is generally entitled to one vote per share, while each share of No Par Cumulative Preferred Stock having a stated value less than $100 per share is generally entitled to that fraction of a vote per share equal to the quotient of a fraction, the numerator of which is the stated value of the share and the denominator of which is $100. In the event the holders of our preferred stock acquire the right to elect directors as set forth above, such holders are entitled to cumulate their votes in the election of the directors.

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Dividend Restrictions and Certain Covenants

Unless dividends on all outstanding shares of each series of our preferred stock shall have been paid, or declared and set aside for payment, we cannot:

•	pay or declare dividends (other than dividends payable in common stock or any other stock subordinate to our preferred stock) on, or make any other distribution on, our common stock or any other stock subordinate to our preferred stock; or

•	purchase or otherwise acquire for value our common stock or any other stock subordinate to our preferred stock.

So long as any shares of our preferred stock are outstanding, we cannot pay any dividends on (other than dividends payable in common stock or any other stock subordinate to our preferred stock), make any distribution on, or purchase or otherwise acquire for value, any of our common stock or other stock subordinate to our preferred stock, if after giving effect to such dividend, distribution or purchase, the aggregate amount of such dividends, distributions or purchases paid or made since April 30, 1944 exceeds the sum of:

•	all credits to earned surplus since April 30, 1944; and

•	all amounts credited to capital surplus since April 30, 1944, arising from the donation of cash or securities (other than securities junior to our preferred stock as to assets and dividends) to us or transfers of amounts from earned surplus to capital surplus.

In addition, so long as any shares of our preferred stock are outstanding:

•	if and so long as our common stock equity (as defined below) at the end of the calendar month immediately preceding the date on which a dividend on our common stock is declared is, or as a result of such dividend would become, less than 20% of our total capitalization (as defined below), we shall not declare dividends on our common stock in an amount which, together with all other dividends on our common stock declared within the year ending on the date of such dividend declaration, exceeds 50% of the net income of the corporation available for dividends on common stock (as defined below) for the 12 months immediately preceding the month in which such dividend is declared;

•	if and so long as our common stock equity at the end of the calendar month immediately preceding the date on which a dividend on our common stock is declared is, or as a result of such dividend would become, less than 25%, but not less than 20%, of our total capitalization, we shall not declare dividends on our common stock in an amount which, together with all other dividends on our common stock declared within the year ending on the date of such dividend declaration, exceeds 75% of the net income of the corporation available for dividends on common stock for the 12 months immediately preceding the month in which such dividend is declared; and

•	at any time when our common stock equity is 25% or more of total capitalization, we may not pay dividends on shares of our common stock which would reduce common stock equity below 25% of total capitalization; provided, however, that even though the payment of such dividends would reduce our common stock equity below 25% of total capitalization, we may declare such dividends to the extent that the same, together with all dividends on our common stock declared within the year ending on the date of such dividend declaration do not exceed 75% of our net income available for dividends on common stock for the 12 months immediately preceding the month in which such dividends are declared.

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So long as any shares of our preferred stock are outstanding, we cannot, without the consent of the holders of the shares of our preferred stock entitled to cast at least two-thirds of the votes thereon:

•	create or authorize any kind of stock ranking prior to or on a parity with any of our preferred stock as to assets or dividends, or create or authorize any security convertible into shares of such stock; or

•	amend, alter, change or repeal any of the terms of any of our preferred stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of shares of one or more, but not all, of the series of our preferred stock, such consent shall be required only from the holders of at least two-thirds of the series so affected.

So long as any shares of our preferred stock are outstanding, we cannot, without the consent of the holders of the shares of our preferred stock entitled to cast at least a majority of the votes thereon:

•	increase the total authorized amount of our preferred stock;

•	issue any shares of our preferred stock, unless for any period of 12 consecutive calendar months within the 15 calendar months immediately preceding the month of issuance:

—	our net earnings applicable to the payment of dividends on shares of our preferred stock is at least two times the annual dividend requirements on all shares of our preferred stock to be outstanding immediately after the proposed issuance (excluding from the foregoing calculation all stock to be retired in connection with the proposed issuance); and

—	our net earnings available for the payment of interest charges on our indebtedness is at least one and one-half times the sum of (i) the annual interest charges on our indebtedness and (ii) the annual dividend requirements on all shares of our preferred stock to be outstanding immediately after the proposed issuance (excluding from the foregoing calculation all indebtedness and stock to be retired in connection with the proposed issuance);

•	issue or incur additional indebtedness maturing more than 12 months from the date of issue, or issue any additional shares of preferred stock, unless immediately after such issuance, the aggregate of the principal amount of indebtedness then maturing in more than 12 months and the par value or stated value of preferred stock then outstanding shall be less than 75% of our total capitalization;

•	issue any shares of our preferred stock, unless the aggregate of our capital applicable to our common stock and our surplus is not less than the amount payable upon involuntary dissolution to the holders of our preferred stock to be outstanding immediately after the proposed issuance (excluding from the foregoing calculation stock to be retired in connection with the proposed issuance); provided that no portion of our surplus used to meet the requirements of the foregoing calculation shall be available for dividends or distributions upon our common stock after such issuance and until such shares or a like number of other shares of our preferred stock shall have been retired; or

•	merge or consolidate with or into any other corporation; provided that this restriction shall not apply to a merger pursuant to any provision of law which authorizes us, without shareholder action, to be the surviving party if the terms of the merger do not alter the provisions of our amended articles of incorporation (except as to our corporate name) nor otherwise affect our outstanding shares.

As used herein under the caption “Description of Preferred Stock — Dividend Restrictions and Certain Covenants”, the following terms shall have the meanings set forth below.

•	The term “common stock equity” shall mean the sum of the amount of the par or stated value of the issued and outstanding shares of our common stock and the surplus (including capital or paid-in surplus) and premium on our common stock, less the amount known, or estimated if not

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known, to represent the excess, if any, of recorded value over original cost of used and useful utility plant and other property, and less any items set forth on the asset side of the balance sheet as a result of accounting convention such as unamortized debt discount and expense, capital stock discount and expense, and the aggregate, if any, of all accrued and unpaid dividends upon all outstanding shares of all series of our preferred stock, unless such amount or items to be deducted in the determination of common stock equity are provided for by reserves.

•	The term “total capitalization” shall mean the aggregate of the par or stated value of the issued and outstanding shares of all classes of our stock and the surplus (including capital or paid-in surplus) and premium on our capital stock, plus the principal amount of all outstanding debt maturing more than 12 months from the date of the determination of total capitalization.

•	The term “dividends on common stock” shall include dividends or other distributions on or the purchase or other acquisition for value of shares of our common stock, but shall not include dividends payable solely in shares of our common stock.

•	The term “net income of the corporation available for dividends on capital stock” for any 12 month period shall mean an amount equal to the sum of the operating revenues and income from investments and other miscellaneous income for such period, less all accrued operating expenses for such period, including maintenance and provision for depreciation or retirements, income and excess profits and other taxes, interest charges, and amortization charges, all as shall be determined in accordance with generally accepted accounting principles, and less also current and accrued dividends on all outstanding shares of our stock ranking prior to our common stock as to dividends or assets.

Transfer Agent

The transfer agent and registrar for the 4.00% Series, 4.60% Series, 4.75% Series, 4.40% Series, and 4.58% Series of our $100 Cumulative Preferred Stock is Computershare Trust Company, N.A. The transfer agent and registrar for our other series of preferred stock will be set forth in the applicable prospectus supplement.

Future Series of Preferred Stock

Our board of directors may authorize the preferred stock to be issued from time to time as one or more series of preferred stock. All shares of preferred stock of all series shall be of equal rank and all shares of any particular series of preferred stock shall be identical, except as to the date or dates from which dividends thereon shall be cumulative. For each new series of preferred stock, the board of directors, within the limitations and restrictions stated in Article III(B) of our articles of incorporation, may establish:

•	the number of shares in each series;

•	the annual dividend rate;

•	the date from which dividends shall be cumulative;

•	the redemption price(s) (if any);

•	the time(s) and the amount of shares and other terms with respect to the redemption of shares;

•	any sinking fund provisions;

•	the conversion, participating or other special rights; and

•	the qualifications, limitations or restrictions thereof.

The terms of any future preferred stock offered will be set forth in a prospectus supplement or free writing prospectus.

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GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	directly through a limited number of institutional or other purchasers or to a single purchaser;

•	through agents; or

•	by any other legal means.

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The applicable prospectus supplement will set forth the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents, and the respective amounts underwritten by each;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which we may list any offered securities.

We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement provides otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement or free writing prospectus will set forth the commission payable for solicitation of these contracts.

Agents and underwriters may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Current Report on Form 8-K dated November 6, 2008, for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report on the financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2008 and the adoption of new accounting principles in 2007 and 2006), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless the applicable prospectus supplement provides otherwise, R. Alexander Glenn, General Counsel of Florida Power Corporation, and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the offered securities for us. Unless the applicable prospectus supplement provides otherwise, any underwriters or agents will be advised about issues relating to any offering by their legal counsel, Dewey & LeBoeuf LLP of New York, New York. As of September 30, 2008, Mr. Glenn beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.1% of the total outstanding common stock. Mr. Glenn is acquiring additional shares of Progress Energy, Inc. common stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Item	Estimated Total

Securities and Exchange Commission registration fee	(1)
Florida Documentary Stamp, Intangible Taxes and Recording fees	(2)
Rating agencies’ fees	$4,000,000
Trustees’ fees	$45,000
Counsels’ fees	$2,100,000
Accountants’ fees	$500,000
Printing and engraving	$390,000
Blue Sky fees	$90,000
Miscellaneous	$50,000
Total	$7,175,000

All amounts are estimated

(1) Deferred in accordance with Rules 456(b) and 457(r), other than as set forth on the cover page to this Registration Statement.

(2) Florida Documentary Stamp and Intangible Taxes will be assessed on First Mortgage Bonds issued by Florida Power Corporation at the time of issue. Amounts are calculated based upon the principal amount of First Mortgage Bonds issued and cannot be calculated at this time.

Item 15.	Indemnification of Directors and Officers

Progress Energy, Inc.

Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporations Act (“NCBCA”) and our charter and by-laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering our expenditures which might arise in connection with the lawful indemnification of our directors and officers for their liabilities and expenses. Our officers and directors also have insurance which insures them against certain liabilities and expenses.

As authorized by the NCBCA, and to the fullest extent permitted by it, our charter provides that a director will not be liable to us or to any of our shareholders for monetary damages arising from the director’s breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, (iii) any transaction from which the director derived an improper personal benefit, and (iv) acts or omissions occurring prior to the date the provisions became effective.

The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our by-laws provide that any person who is or was a director or officer and any person who at our request serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status with us as a director or officer if that person’s acts or omissions were not known or believed by him or her to be clearly in conflict with our best interests.

Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III

Each amended and restated trust agreement is expected to limit the liability of such Trust and certain other persons and is expected to provide for the indemnification by the Trust or us of the trustees, their officers, directors and employees and certain other persons.

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Sections 55-8-51 through 55-8-57 of the General Statutes of North Carolina and our restated charter and by-laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering our expenditures which might arise in connection with the lawful indemnification of our directors and officers for their liabilities and expenses. Our officers and directors also have insurance which insures them against certain liabilities and expenses.

As authorized by the NCBCA, and to the fullest extent permitted by it, our restated charter provides that a director will not be liable to us or to any of our shareholders for monetary damages arising from the director’s breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and (iii) any transaction from which the director derived an improper personal benefit.

The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our Bylaws provide that any person who is or was a director or officer and any person who at our request serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status with us as a director or officer if that person’s acts or omissions were not known or believed by him or her to be clearly in conflict with our best interests.

Florida Power Corporation d/b/a Progress Energy Florida, Inc.

The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Article 10 of our by-laws provides that we shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

Progress Energy, Inc, our parent, has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which they are not indemnified by us.

Item 16.	Exhibits

Reference is made to the Index to Exhibits at page E-1, such Index to Exhibits being incorporated into this Item 16 by reference.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Progress Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

PROGRESS ENERGY, INC.

By:	/s/ WILLIAM D. JOHNSON
      William D. Johnson
     Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby appoints Mark F. Mulhern, John R. McArthur, and Frank A. Schiller, and each of them severally, as his/her attorney-in-fact to sign in his/her name and on his/her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM D. JOHNSON William D. Johnson	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 17, 2008

/s/ MARK F. MULHERN Mark F. Mulhern	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 17, 2008

/s/ JEFFREY M. STONE Jeffrey M. Stone	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 17, 2008

/s/ JAMES E. BOSTIC, JR. James E. Bostic, Jr.	Director	November 17, 2008

/s/ DAVID L. BURNER David L. Burner	Director	November 17,2008

/s/ HARRIS E. DELOACH, JR. Harris E. DeLoach, Jr.	Director	November 17, 2008

/s/ JAMES B. HYLER, JR. James B. Hyler, Jr.	Director	November 17, 2008

Signature	Title	Date

/s/ ROBERT W. JONES Robert W. Jones	Director	November 17, 2008

/s/ W. STEVEN JONES W. Steven Jones	Director	November 17, 2008

/s/ E. MARIE MCKEE E. Marie McKee	Director	November 17, 2008

/s/ JOHN H. MULLIN, III John H. Mullin, III	Director	November 17, 2008

/s/ CHARLES W. PRYOR Charles W. Pryor	Director	November 17, 2008

/s/ CARLOS A. SALADRIGAS Carlos A. Saladrigas	Director	November 17, 2008

/s/ THERESA M. STONE Theresa M. Stone	Director	November 17, 2008

/s/ ALFRED C. TOLLISON, JR. Alfred C. Tollison, Jr.	Director	November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

PROGRESS ENERGY CAPITAL TRUST I
By Progress Energy, Inc., as Sponsor

By:	/s/ THOMAS R. SULLIVAN

Thomas R. Sullivan
Treasurer

Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

PROGRESS ENERGY CAPITAL TRUST II
By Progress Energy, Inc., as Sponsor

By:	/s/ THOMAS R. SULLIVAN

Thomas R. Sullivan
Treasurer

Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust III has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

PROGRESS ENERGY CAPITAL TRUST III
By Progress Energy, Inc., as Sponsor

By:	/s/ THOMAS R. SULLIVAN

Thomas R. Sullivan
Treasurer

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.

By:	/s/ LLOYD M. YATES

Lloyd M. Yates
President and Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby appoints Mark F. Mulhern, John R. McArthur, and Frank A. Schiller, and each of them severally, as his/her attorney-in-fact to sign in his/her name and on his/her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LLOYD M. YATES Lloyd M. Yates	President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2008

/s/ MARK F. MULHERN Mark F. Mulhern	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 17, 2008

/s/ JEFFREY M. STONE Jeffrey M. Stone	Chief Accounting Officer (Principal Accounting Officer)	November 17, 2008

/s/ JEFFREY A. CORBETT Jeffrey A. Corbett	Senior Vice President and Director	November 17, 2008

/s/ WILLIAM D. JOHNSON William D. Johnson	Chairman of the Board	November 17, 2008

/s/ JOHN R. MCARTHUR John R. McArthur	Executive Vice President and Director	November 17, 2008

/s/ JAMES SCAROLA James Scarola	Chief Nuclear Officer, Senior Vice President and Director	November 17, 2008

/s/ PAULA J. SIMS Paula J. Sims	Senior Vice President and Director	November 17, 2008

Florida Power Corporation d/b/a Progress Energy Florida, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Florida Power Corporation d/b/a Progress Energy Florida, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of November, 2008.

FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.

By:	/s/ JEFFREY J. LYASH

Jeffrey J. Lyash
President and Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby appoints Mark F. Mulhern, John R. McArthur, and Frank A. Schiller, and each of them severally, as his/her attorney-in-fact to sign in his/her name and on his/her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY J. LYASH Jeffrey J. Lyash	President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2008

/s/ MARK F. MULHERN Mark F. Mulhern	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 17, 2008

/s/ JEFFREY M. STONE Jeffrey M. Stone	Chief Accounting Officer (Principal Accounting Officer)	November 17, 2008

/s/ WILLIAM D. JOHNSON William D. Johnson	Chairman of the Board	November 17, 2008

/s/ MICHAEL A. LEWIS Michael A. Lewis	Senior Vice President and Director	November 17, 2008

/s/ JOHN R. MCARTHUR John R. McArthur	Senior Vice President and Director	November 17, 2008

/s/ PAULA J. SIMS Paula J. Sims	Senior Vice President and Director	November 17, 2008

/s/ LLOYD M. YATES Lloyd M. Yates	Director	November 17, 2008

Progress Energy, Inc., Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III

Exhibit
Number	Description of Document

*1(a)(1)	Form of Underwriting Agreement for Debt Securities of Progress Energy, Inc.

*1(a)(2)	Form of Underwriting Agreement for Preferred Stock of Progress Energy, Inc.

*1(a)(3)	Form of Underwriting Agreement for Common Stock of Progress Energy, Inc.

*1(a)(4)	Form of Underwriting Agreement for Stock Purchase Units of Progress Energy, Inc.

3(a)(1)	Amended and Restated Articles of Incorporation of Progress Energy, Inc. (f/k/a CP&L Energy, Inc.) dated June 15, 2000 (filed as Exhibit 3a(1) to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, File No. 1-15929, and incorporated herein by reference)

3(a)(2)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Progress Energy, Inc. (f/k/a CP&L Energy, Inc.) dated December 4, 2000 (filed as Exhibit 3b(1) to the Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15929, and incorporated herein by reference)

3(a)(3)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Progress Energy, Inc. (f/k/a CP&L Energy, Inc.) dated May 10, 2006 (filed as Exhibit 3A to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, File No. 1-15929, and incorporated herein by reference)

3(a)(4)	By-laws of Progress Energy, Inc. dated May 10, 2006 (filed as Exhibit 3B to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, File No. 1-15929, and incorporated herein by reference)

4(a)(1)	Indenture (for Debt Securities) dated as of February 15, 2001 between Progress Energy, Inc. and The Bank of New York Mellon Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), as Trustee (filed as Exhibit 4(a) to the Current Report on Form 8-K dated February 27, 2001, File No. 1-15929, and incorporated herein by reference)

4(a)(2)	Indenture (for [Subordinated] Debt Securities) (open ended)

4(a)(3)	Form of Guarantee Agreement to be delivered by Progress Energy, Inc. (filed as Exhibit 4(d) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000, and incorporated herein by reference)

4(a)(4)	Certificate of Trust of Progress Energy Capital Trust I (originally filed as Certificate of Trust of CP&L Capital Trust I) (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000, and incorporated herein by reference)

4(a)(5)	Trust Agreement of Progress Energy Capital Trust I (originally filed as Trust Agreement of CP&L Capital Trust I) dated November 6, 2000 (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000 and incorporated herein by reference)

4(a)(6)	Certificate of Trust of Progress Energy Capital Trust II (originally filed as Certificate of Trust of CP&L Capital Trust II) (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000, and incorporated herein by reference)

4(a)(7)	Trust Agreement of Progress Energy Capital Trust II (originally filed as Trust Agreement of CP&L Capital Trust II) dated November 6, 2000 (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000, and incorporated herein by reference)

Exhibit
Number	Description of Document

4(a)(8)	Certificate of Trust of Progress Energy Capital Trust III (originally filed as Certificate of Trust of CP&L Capital Trust II) (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000 and incorporated herein by reference)

4(a)(9)	Trust Agreement of Progress Energy Capital Trust III (originally filed as Trust Agreement of CP&L Capital Trust III) dated November 6, 2000 (filed as Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-49920, filed with the SEC on November 14, 2000 and incorporated herein by reference)

*4(a)(10)	Form of Amended and Restated Trust Agreement applicable to each Trust

*4(a)(11)	Form of Stock Purchase Contract Agreement

*4(a)(12)	Form of Pledge Agreement

5(a)(1)	Opinion of Hunton & Williams LLP

5(a)(2)	Opinion of Richards, Layton & Finger P.A.

12(a)	Computation of Ratio of Earnings to Fixed Charges of Progress, Energy, Inc.

23(a)(1)	Consent of Deloitte & Touche LLP (with respect to universal shelf)

23(a)(2)	Consent of Deloitte & Touche LLP (with respect to the Investor Plus Plan)

23(a)(3)	Consent of Hunton & Williams LLP is contained in its opinion filed as Exhibit 5(a)(1)

23(a)(4)	Consent of Richards, Layton & Finger P.A. is contained in its opinion filed as Exhibit 5(a)(2)

24(a)	Power of Attorney for Progress Energy, Inc. is contained on the signature page of this Registration Statement

25(a)(1)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, National Association, as Trustee under Progress Energy, Inc.’s Indenture (for Debt Securities) dated February 15, 2001 between Progress Energy, Inc. and The Bank of New York Mellon Trust Company, National Association, as successor trustee

**25(a)(2)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Debt Securities under an additional indenture of Progress Energy, Inc.

**25(a)(3)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Junior Subordinated Debentures of Progress Energy, Inc.

**25(a)(4)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust I

**25(a)(5)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Progress Energy Capital Trust I Trust Preferred Securities

**25(a)(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust II

**25(a)(7)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Progress Energy Capital Trust II Trust Preferred Securities

**25(a)(8)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust III

**25(a)(9)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as Trustee as to the Progress Energy Capital Trust III Trust Preferred Securities

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Exhibit
Number	Description of Document

1(b)(1)	Form of Underwriting Agreement for First Mortgage Bonds of Carolina Power & Light Company (filed as Exhibit 1(a) to the Registration Statement, as amended, on Form S-3/A, File No. 333-126966, filed with the SEC on December 22, 2005, and incorporated herein by reference)
1(b)(2)	Form of Underwriting Agreement for Senior Notes of Carolina Power & Light Company (filed as Exhibit 1(b) to the Registration Statement, as amended, on Form S-3/A, File No. 333-126966, filed with the SEC on December 22, 2005, and incorporated herein by reference)
1(b)(3)	Form of Underwriting Agreement for Debt Securities of Carolina Power & Light Company (filed as Exhibit 1(c) to the Registration Statement, as amended, on Form S-3/A, File No. 333-126966, filed with the SEC on December 22, 2005, and incorporated herein by reference)
1(b)(4)	Form of Underwriting Agreement for Preferred Stock of Carolina Power & Light Company (filed as Exhibit 1(d) to the Registration Statement, as amended, on Form S-3/A, File No. 333-126966, filed with the SEC on December 22, 2005, and incorporated herein by reference)
3(b)(1)	Restated Charter of Carolina Power & Light Company, as amended, (filed as Exhibit 3(i) to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, File No. 1-3382, and incorporated herein by reference)
3(b)(2)	By-laws of Carolina Power & Light Company dated September 17, 2007 (filed as Exhibit 3b(2) to the Annual Report on Form 10-K for the year ended December 31, 2007, File No. 13382, and incorporated herein by reference)
4(b)(1)	Mortgage and Deed of Trust dated as of May 1, 1940 between Carolina Power & Light Company and The Bank of New York Mellon (formerly Irving Trust Company) and Douglas J. MacInnes (successor to Frederick G. Herbst), as Trustees, and the First through Fifth Supplemental Indentures thereto (Exhibit 2(b), File No. 2-64189); the Sixth through Sixty-sixth Supplemental Indentures (Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8, File No. 2-19118; Exhibit 4(b)-2, File No. 2-22439; Exhibit 4(b)-2, File No. 2-24624; Exhibit 2(c), File No. 2-27297; Exhibit 2(c), File No. 2-30172; Exhibit 2(c), File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit 2(c), File No. 2-39002; Exhibit 2(c), File No. 2-41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-47751; Exhibit 2(c), File No. 2-49347; Exhibit 2(c), File No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit 2(d), File No. 2-64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1, 4(b)-2, and 4(b)-3, File No. 2-81299; Exhibits 4(c)-1 through 4(c)-8, File No. 2-95505; Exhibits 4(b) through 4(h), File No. 33-25560; Exhibits 4(b) and 4(c), File No. 33-33431; Exhibits 4(b) and 4(c), File No. 33-38298; Exhibits 4(h) and 4(i), File No. 33-42869; Exhibits 4(e)-(g), File No. 33-48607; Exhibits 4(e) and 4(f), File No. 33-55060; Exhibits 4(e) and 4(f), File No. 33-60014; Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1, File No. 33-38349; Exhibit 4(e), File No. 33-50597; Exhibit 4(e) and 4(f) to the Registration Statement on Form S-3, File No. 33-57835, filed with the SEC on February 24, 1995; Exhibit to the Current Report on Form 8-K dated August 28, 1997, File No. 1-3382; Form of Carolina Power & Light Company First Mortgage Bond, 6.80% Series Due August 15, 2007 filed as Exhibit 4 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 1-3382; Exhibit 4(b) to the Registration Statement on Form S-3, File No. 333-69237, filed with the SEC on December 18, 1998; and Exhibit 4(c) to the Current Report on Form 8-K dated March 19, 1999, File No. 1-3382.); and the Sixty-eighth Supplemental Indenture (Exhibit 4(b) to the Current Report on Form 8-K dated April 20, 2000, File No. 1-3382); and the Sixty-ninth and Seventieth Supplemental Indentures (Exhibit 4b(2) to the Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-3382; Exhibit 4b(3) to the Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001, File No. 1-3382); and the Seventy-first Supplemental Indenture (Exhibit 4b(2) to the Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-3382); and the Seventy-second Supplemental Indenture (Exhibit 4 to the Current Report on Form 8-K dated September 12, 2003, File No. 1-3382); and the Seventy-third Supplemental Indenture (Exhibit 4 to the Current Report on Form 8-K dated March 22, 2005, File No. 1-3382); and the Seventy-fourth Supplemental Indenture (Exhibit 4 to the Current Report on Form 8-K dated November 30, 2005, File No. 1-3382); and the Seventy-fifth Supplemental

Exhibit
Number	Description of Document

Indenture (Exhibit 4 to the Current Report on Form 8-K dated March 13, 2008), each of the foregoing incorporated herein by reference
4(b)(2)	Form of Supplemental Indenture relating to First Mortgage Bonds
4(b)(3)	Indenture (for Senior Notes), dated as of March 1, 1999 between Carolina Power & Light Company and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, (filed as Exhibit 4(a) to the Current Report on Form 8-K dated March 19, 1999, File No. 1-3382), and the First Supplemental Indenture thereto (filed as Exhibit 4(b) to the Current Report on Form 8-K dated March 19, 1999, File No. 1-3382); and the Second Supplemental Indenture thereto (filed as Exhibit 4(a) to the Current Report on Form 8-K dated April 20, 2000, File No. 1-3382), each of the foregoing incorporated herein by reference
4(b)(4)	Indenture (for Debt Securities), dated as of October 28, 1999, between Carolina Power & Light Company and The Bank of New York Mellon (successor in interest to The Chase Manhattan Bank), as Trustee (filed as Exhibit 4(a) to the Current Report on Form 8-K dated November 5, 1999, File No. 1-3382, and incorporated herein by reference)
4(b)(5)	Indenture (for [Subordinated] Debt Securities) (open ended) (attached hereto as Exhibit 4(a)(2))
4(b)(6)	Description of Preferred Stock and the rights of the holders thereof (as set forth in Article Fourth of the Restated Charter of Carolina Power & Light Company, as amended, and Sections 1-9, 15, 16, 22-27 and 31 of the By-laws of Carolina Power & Light Company, as amended, each incorporated by reference in Exhibits 3(b)(1) and 3(b)(2), respectively)
5(b)	Opinion of Hunton & Williams LLP
12(b)	Computation of Ratio of Earnings to Fixed Charges of Carolina Power & Light Company
23(b)(1)	Consent of Deloitte & Touche LLP
23(b)(2)	Consent of Hunton & Williams LLP is contained in its opinion filed as Exhibit 5(b)
24(b)	Power of Attorney for Carolina Power & Light Company is contained on the signature page of this Registration Statement
25(b)(1)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under Carolina Power & Light Company’s Mortgage relating to First Mortgage Bonds
25(b)(2)	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Douglas J. MacInnes, as Trustee under Carolina Power & Light Company’s Mortgage relating to First Mortgage Bonds
25(b)(3)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under Carolina Power & Light Company’s Indenture (For Senior Notes)
25(b)(4)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Trustee under Carolina Power & Light Company’s Indenture (For Debt Securities)
**25(b)(5)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture of Carolina Power & Light Company relating to Debt Securities

Florida Power Corporation d/b/a Progress Energy Florida, Inc.

Exhibit
Number	Description of Document

1(c)(1)	Form of Underwriting Agreement for First Mortgage Bonds of Florida Power Corporation (filed as Exhibit 1(a) to the Registration Statement on Form S-3, File No. 333-148040, filed with the SEC on December 13, 2007, and incorporated herein by reference)

1(c)(2)	Form of Underwriting Agreement for Debt Securities of Florida Power Corporation (filed as Exhibit 1(b) to the Registration Statement on Form S-3, File No. 333-148040, filed with the SEC on December 13, 2007, and incorporated herein by reference)

Exhibit
Number	Description of Document

1(c)(3)	Form of Underwriting Agreement for Preferred Stock of Florida Power Corporation (filed as Exhibit 1(c) to the Registration Statement on Form S-3, File No. 333-148040, filed with the SEC on December 13, 2007, and incorporated herein by reference)

3(c)(1)	Amended Articles of Incorporation of Florida Power Corporation (filed as Exhibit 3(a) to the Annual Report on Form 10-K for the year ended December 31, 1991, File No. 1-3274 and incorporated herein by reference)

3(c)(2)	Bylaws of Florida Power Corporation dated October 1, 2001 (filed as Exhibit 3.(d) to the Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-3274 and incorporated herein by reference)

4(c)(1)	Indenture (for First Mortgage Bonds), dated as of January 1, 1944, between Florida Power Corporation and The Bank of New York Mellon (as successor to Guaranty Trust Company of New York and The Florida National Bank of Jacksonville), as Trustee (filed as Exhibit B-18 to the Registration Statement on Form A-2, File No. 2-5293); Seventh Supplemental Indenture (filed as Exhibit 4(b) to Florida Power Corporation’s Registration Statement on Form S-3, File No. 33-16788, filed with the SEC on September 27, 1991); and the Eighth Supplemental Indenture (filed as Exhibit 4(c) to Florida Power Corporation’s Registration Statement on Form S-3, File No. 33-16788, filed with the SEC on September 27, 1991); and the Sixteenth Supplemental Indenture (filed as Exhibit 4(d) to Florida Power Corporation’s Registration Statement on Form S-3, File No. 33-16788, filed with the SEC on September 27, 1991); and the Twenty-ninth Supplemental Indenture (filed as Exhibit 4(c) to Florida Power Corporation’s Registration Statement on Form S-3, File No. 2-79832, filed with the SEC on September 17, 1982); and the Thirty-eighth Supplemental Indenture (filed as exhibit 4(f) to Florida Power’s Registration Statement on Form S-3, File No. 33-55273, filed with the SEC on August 29, 1994); and the Thirty-ninth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on July 23, 2001); and the Fortieth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on February 18, 2003); and the Forty-first Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on February 21, 2003); and the Forty-second Supplemental Indenture (filed as Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on September 11, 2003); and the Forty-third Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on November 21, 2003); and the Forty-fourth Supplemental Indenture (filed as Exhibit 4.(m) to the Progress Energy Florida Annual Report on Form 10-K dated March 16, 2005); and the Forty-fifth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, filed on May 16, 2005); and the Forty-sixth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on September 19, 2007); and the Forty-seventh Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on December 13, 2007); and the Forty-eighth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K filed with the SEC on June 18, 2008), each of the foregoing incorporated herein by reference

4(c)(2)	Form of Supplemental Indenture relating to First Mortgage Bonds

4(c)(3)	Indenture (for Debt Securities), dated as of December 7, 2005, between Florida Power Corporation and The Bank of New York Mellon Trust Company, National Association (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (filed as Exhibit 4(a) to the Current Report on Form 8-K dated December 13, 2005, File No. 1-03274, and incorporated herein by reference)

4(c)(4)	Indenture (for [Subordinated] Debt Securities) (open ended) (Attached hereto as Exhibit 4(a)(2))

4(c)(5)	Description of Preferred Stock and the rights of the holders thereof (as set forth in Article III(B) of the Amended Articles of Incorporation of Florida Power Corporation, as amended, and Articles 2, 7 and 9 of the Bylaws of Florida Power Corporation, as amended, each incorporated herein by reference in Exhibits 3(c)(1) and 3(c)(2), respectively)

Exhibit
Number	Description of Document

5(c)	Opinion of Hunton & Williams LLP

12(c)	Computation of Ratio of Earnings to Fixed Charges of Florida Power Corporation

23(c)(1)	Consent of Deloitte & Touche LLP

23(c)(2)	Consent of Hunton & Williams LLP is contained in its opinion filed as Exhibit 5(c)

24(c)	Power of Attorney for Florida Power Corporation is contained on the signature page of this Registration Statement

25(c)(1)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as successor Trustee under the First Mortgage Bond Indenture of Florida Power Corporation

25(c)(2)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, National Association as successor Trustee under the Indenture (for Debt Securities) dated as of December 7, 2005 of Florida Power Corporation

**25(c)(3)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture relating to Debt Securities of Florida Power Corporation

*  To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereunder.

**  Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.